Registration No. 333-284689

As filed with the U.S. Securities and Exchange Commission on April 4, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Registration Statement

On

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY SHOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	2844	83-2455880
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

(561) 244-7100

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jarrett Boon

Chief Executive Officer

Safety Shot, Inc.

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

(561) 244-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 4, 2025

PROSPECTUS

SAFETY SHOT, INC.

23,885,404 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time in one or more offerings of up to 23,885,404 shares of our common stock, par value $0.001, by the Selling Stockholders named herein (the “Selling Stockholders”). The shares that may be offered and sold from time to time pursuant to this prospectus include (i) up to 16,624,875 shares of common stock underlying (A) the secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Bigger Note”) and (B) the convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Convertible Bigger Note,” and, together with the Secured Convertible Bigger Note, the “Bigger Notes”) pursuant to that certain Settlement Agreement dated January 20, 2025 between the Company and Bigger Capital LLC (“Bigger Capital”), as amended (the “Bigger Settlement Agreement”); (ii) up to 5,332,889 shares of common stock issuable upon the exercise of common stock purchase warrants to purchase shares of common stock of the Company at an exercise price of $0.4348 per share (the “Bigger Warrants”); (iii) 1,927,640 shares of common stock issued to Intracoastal Capital, LLC (“Intracoastal Capital”) pursuant to that certain Settlement Agreement between the Company and Intracoastal Capital dated January 14, 2025 (the “Intracoastal Settlement Agreement”).

The terms of the Bigger Notes and Bigger Warrants are described in greater detail under “Description of Securities”, beginning on page 44. The terms of the Bigger Settlement Agreement and Intracoastal Settlement Agreement are described in greater detail in “Prospectus Summary,” beginning on page 4.

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus or the sale of shares of common stock underlying the Note by the Selling Stockholders. However, we will receive proceeds from the exercise of Warrants.

The Selling Stockholders identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the Selling Stockholders may sell its shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SHOT.” On April 3, 2025, the last reported sale price of our common stock was approximately $0.3875 per share.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 15.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2025.

SAFETY SHOT, INC.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our common stock. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and in any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

All references in this prospectus to the “Company”, “we”, “us”, or “our”, are to Safety Shot, Inc., a Delaware corporation, and its consolidated subsidiaries unless the context dictates otherwise.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements and information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are “forward-looking statements” include any projections of earnings, revenue or other financial items, any statements of the plans, strategies or objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, any statements concerning potential acquisitions, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business. In addition, even if results are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results or developments in subsequent periods. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time and in industries particularly sensitive to market conditions, such as the seafood industry.

Forward- looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, we disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement.

All forward-looking statements attributable to us or to persons acting on our behalf, including any such forward-looking statements made subsequent to the publication of this prospectus, are expressly qualified in their entirety by this cautionary statement.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision.

Overview

Safety Shot Inc. (NASDAQ: SHOT) was formerly known as Jupiter Wellness Inc. In August 2023, the Company successfully completed the asset purchase of the Safety Shot Dietary Supplement from GBB Drink Lab, Inc. (“GBB”), thereby gaining ownership of various assets, including the intellectual property, trade secrets, and trademarks associated with its dietary supplement (the “Safety Shot Dietary Supplement”). Concurrently with the asset purchase, the Company changed its name to Safety Shot, Inc. and changed its NASDAQ trading symbol to SHOT. The Company launched its e-commerce sale of the Safety Shot Dietary Supplement in December 2023. On October 9, 2024, the Company renamed the Safety Shot Dietary Supplement as the “Sure Shot Dietary Supplement.”

The Sure Shot Dietary Supplement has been formulated to reduce the accumulation of blood alcohol. Noteworthy is the fact that the Sure Shot Dietary Supplement comprises 28 active ingredients, all falling under the Generally Regarded As Safe (GRAS) category. Under sections 201(s) and 409 of the Federal Food, Drug, and Cosmetic Act (the Act), any substance that is intentionally added to food is a dietary supplement, that is subject to premarket review and approval by the FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a dietary supplement.

It’s crucial to note that the Sure Shot Dietary Supplement is currently manufactured in a facility adhering to Good Manufacturing Practices (GMP), ensuring the highest standards of quality and safety throughout its production process. The Company currently maintains a workforce comprising eight full-time employees of its own.

Specializing in Consumer Packaged Goods, our focus centers on the commercialization of a 12-ounce product positioned as a dietary supplement. Beyond our existing product, we are actively pursuing a future product line, including a convenient powdered stick pack version and a 4-ounce version of the Sure Shot Dietary Supplement.

The Company has discontinued the historical product lines of Jupiter Wellness which included a diverse range of products, such as hair loss treatments, vitiligo solutions, and sexual wellness products, that catered to different health and wellness needs and our commitment to supporting health and wellness by developing innovative solutions to a range of conditions. In connection therewith, on September 24, 2024 the Company entered into a Separation and Exchange Agreement with its subsidiary Caring Brands, Inc. whereby Caring Brands will seek to commercialize this product line. Caring Brands will be responsible for all costs associated with the operation of that line of business. The Company will focus its efforts on the commercialization of the Sure Shot Dietary Supplement. The Company will retain ownership of 3,000,000 shares of Caring Brands, Inc.

The Company entered into a stock exchange agreement (the “Exchange Agreement”) with SRM Entertainment, Inc. (“SRM”) to govern the separation of SRM and the Company. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and the separation of SRM and the Company. The separation as set forth in the Amended and Restated Exchange Agreement with the Company closed August 14, 2023. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, SRM issued to the Company 6,500,000 shares of SRM Common Stock (representing 79.3% of SRM’s outstanding shares of Common Stock) in exchange for 2 ordinary shares of SRM Ltd owned by the Company (representing all of the issued and outstanding ordinary shares of SRM) (the “Share Exchange”). On August 14, 2023, SRM consummated its Initial Public Offering (“IPO”), pursuant to which it sold 1,250,000 shares of its common stock at a price of $5.00 per share. In connection with the Share Exchange and SRM’s IPO, the Company distributed 2,000,000 shares of SRM’s common stock to the Company’s stockholders and certain warrant holders (out of the 6.5 million shares issued in May 2023) which occurred on the effective date of the Registration Statement but prior to the closing of the IPO. Following such distribution, the Company owns 4.0 million of the 9,450,000 shares of common stock outstanding and SRM is now a minority owned subsidiary of the Company.

To achieve our mission, we rely on our team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes individuals with scientific backgrounds, an experienced researcher, product developers, and business experts who collaborate to create new products and enhance existing ones. We also seek to partner with industry leaders and organizations to gain access to the latest technologies and expand our reach.

The Sure Shot Dietary Supplement is currently sold through e-commerce and in stores such as BevMo!. In addition, we are seeking to collaborate with other companies to license our intellectual property, to create additional revenue streams and expand our global presence. At present, we do not experience concentration risk or dependence on major customers.

We maintain a diverse network of raw material suppliers integral to our production processes. Acquisition strategies encompass both direct procurement and collaborative efforts with our co-packers. The selection of suppliers is contingent upon various factors, including ingredient specificity, availability, and other essential considerations. Notably, these suppliers coincide with those currently providing materials to other facilities engaged in the manufacturing of drinks, powders, tablets, and capsules. Our roster of suppliers comprises reputable entities such as Jiaherb, Compound Solutions, Kyowa-Hakko, Mitsubishi Ingredients, Nura, Sensapure Flavors, Brenntag, E3 Ingredients, Ingredients Online, among others. This strategic alliance with established industry players underscores our commitment to sourcing high-quality raw materials essential for the production of our innovative product line. Furthermore, our approach to supplier relationships reflects a dedication to maintaining a seamless and reliable supply chain. We believe that this not only ensures the consistency of our current offerings but also positions us favorably for future developments. The Management believes that as we continue to expand our product portfolio, we believe that these partnerships with trusted suppliers play a pivotal role in upholding the standards that we expect of our brand.

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Products Roadmap

The Sure Shot Dietary Supplement was launched on our own website and through Amazon in December 2023 and with several Big Box stores. The Company is advancing several product formats and formulations to continue to offer a wide array of products that can be purchased at various locations that coincide with consumer shopping habits. In particular, the Company plans to continue to develop new flavors for each of its current SKUs (12oz., 4 oz. and “Stick Pack”. In addition, the current formula will be offered at various dosages and the Company plans to conduct additional research studies as follows: assessing varying dosages of the Sure Shot Dietary Supplement against body weight, gender and age, examining several current and proposed ingredients with respect to their specific role in reducing BAC and how they affect the enzymatic activity associated with the metabolism of alcohol, and finally, examining additional markers with respect to improving post-alcohol consumption symptoms and feelings.

The Company intends to perform the additional research studies in Q2 and Q3 of 2025. The Company will continue to sponsor the studies and intends to work with the Center for Applied Health Sciences (“CAHS”) in Canfield, OH. The participants will be selected based upon the parameters of the individual studies and the Company will follow the same protocols employed in the clinical trials at the CAHS described in more detail below in “Research and Development.”

Research and Development

Our research and development team in continually looking to develop new therapeutic products, while continually improving and enhancing our existing products and product candidates to address customer demands and emerging trends.

We have conducted extensive informal research and experimentation involving a substantial number of volunteers under the influence of alcohol. Our findings indicate that the Sure Shot Dietary Supplement can reduce a person’s Blood Alcohol Content, as measured by the premier Breathalyzer on the market. We have recently completed our clinical trials of the Sure Shot Dietary Supplement which have shown a statistically significant reduction in the Blood Alcohol Content (“BAC”) of the participants. The observable enhancements in cognitive abilities among the test subjects have been carefully documented.

The clinical trials took place from January 29, 2024, through June 10, 2024, at the CAHS located at 6570 Seville Drive, Canfield, OH 44406. The clinical trials were sponsored and paid for by the Company and consisted of 36 participants with a mean age of 36.3 years that were selected through advertising of the study. The Company did not inquire about the participants typical level of alcohol consumption but each participant had to qualify based upon a complete medical history questionnaire, release from physicians and submitting to a standard bloodwork panel. Each participant consumed exactly 100 mL of alcohol and the BAC of the participants ranged from 0.047 % to 0.068%. The participants were not employees of the Company nor affiliated with the Company in any way. The clinical trials were a double-blind, randomized, placebo-controlled study that found that within 30 minutes of the consumption of the Sure Shot Dietary Supplement, the monitored participants saw a statistically significant drop of p=.002 in BAC and continued to see measurable drops in successive 30-minute increments. The results were measured by using a DOT-approved BACtrack S80 Breathalyzer on the participants to determine their BAC after ingesting several alcoholic beverages, followed by drinking 12 ounces of the Sure Shot Dietary Supplement and then measuring the participants’ BAC 30 minutes later. In addition, cognitive responses were measured using the Visual Analogue Scale (“VAS”) and physical function assessed at the same intervals as the blood draws and breathalyzer assessments to correlate to function. The VAS consisted of a 10 cm, straight line with end points that measured from low-to-high for a number of physical feelings and sensations. The participants were asked to mark a point on the line that corresponded with their experience. The distance from the end to the point marked by the participant was then measured in millimeters to quantify their level of sensation. On each visit, participants were asked to perform the VAS tests and the VAS assessed subjective ratings for head discomfort (headache), nausea, fatigue, energy, tiredness, thirst and ability to concentrate. The Company also conducted further physical assessment by monitoring biometric measurements such as blood pressure and heart rate at various intervals. The key assumptions in the study were that the participants would demonstrate a marked decrease in BAC following the consumption of the Sure Shot Dietary Supplement versus that of the placebo. In addition, the study assumed that the participants would feel better and demonstrate marked improvement in cognitive skills and physical function following the consumption of the Sure Shot Dietary Supplement versus that of the placebo. The Company had previously observed in our numerous, pre-clinical tests that participants who consumed significant amounts of alcohol (more than two drinks) experienced marked and rapid reductions in their BAC when measured by BACTrack S80 breathalyzers after consumption of the Sure Shot Dietary Supplement. In addition, the Company observed in the pre-clinical tests that the participants showed significant improvement in motor function and reduction in slurred speech and other markers commonly associated with alcohol consumption. These findings led the Company to continue to develop the Sure Shot Dietary Supplement and commission a clinical study to prove our hypothesis. There were five adverse events amongst the participants in the study. Four of the adverse events were associated with the Sure Shot Dietary Supplement (three felt nauseous and one developed a rash) and none of the adverse events were serious. The final adverse event was associated with congestion of the placebo.

Since approximately 2010, the Company has performed 100s of pre-clinical tests in an effort to develop and perfect the Sure Shot Dietary Supplement. These informal, pre-clinical tests included friends, family and other volunteers who consumed alcohol at varying levels and then were tested prior to the consumption of the Sure Shot Dietary Supplement. The pre-clinical tests were neither peer reviewed nor were the subjects screened prior to their participation. In addition, the VAS was not used nor were there any placebos or other control measures taken in the pre-clinical tests and as such these tests are considered informal and non-clinical. The participants’ BAC was measured by using the BacTrack S80 after the consumption of various amounts of alcohol and prior to the consumption of the Sure Shot Dietary Supplement and then at 30 minutes, 45 minutes and one-hour intervals after consumption of the Sure Shot Dietary Supplement so we could assess the efficacy of the Company’s R&D efforts at that point in time. The Company also observed motor function skills such as walking, balancing and speech at the same intervals following the consumption of 12 ounces of the Sure Shot Dietary Supplement. The Company defined and noted the significant improvement in each area by observing participants’ walk and whether a participant’s gait was unsteady, or whether their balance was off while standing and whether their speech was clear or slurred. The Company incurred research and development expenses of $271,719 and $100,591 for the years ended December 31, 2024 and 2023, respectively.

Sales and Marketing

We primarily sell our products through e-commerce websites including Amazon and through retail stores such as BevMo!. To drive loyalty, word-of-mouth marketing, and sustainable growth, we invest in customer experience and customer relationship management. Our marketing investments are directed towards driving profitable growth through advertising, public relations, and brand promotion activities, including digital platforms, sponsorships, collaborations, brand activations, and channel marketing. Additionally, we continue to invest in our marketing and brand development efforts by investing capital expenditures on product displays to support our channel marketing via our retail partners. We launched the Sure Shot Dietary Supplement in stores such as BevMo! in the second quarter of 2024.

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Manufacturing, Logistics and Fulfillment

We outsource the manufacturing of our products to contract manufacturers, who produce them according to our formulation specifications. Our products are manufactured by contract manufacturers in India and the US. The majority of our products will then be shipped to third-party warehouses and to our corporate offices, which can either transport them to our distributors, retailers, or directly to our customers. Our third-party warehouses are located in the US. We use a limited number of logistics providers to deliver our products to both distributors and retailers, which allows us to lessen order fulfillment time, cut shipping costs, and improve inventory flexibility.

Our Competitive Strengths

We are committed to driving continuous improvement through innovation. Since our inception, we have made significant investments in research and development and have acquired a substantial portfolio of intellectual property, which continues to grow each year. Our commitment to innovation has allowed us to create unique products that address unmet needs in the market, all backed by rigorous clinical research. We believe that our focus on research and development is designed to enable us to stay ahead of the curve and provide our customers with products that are not only effective but also innovative. We take pride in our patent portfolio and the continuous growth we have achieved, as we believe that it showcases our dedication to creating new and unique solutions for our customers. By staying committed to innovation, we are confident in our ability to meet the ever-changing needs of the health and wellness market. We believe that the Sure Shot Dietary Supplement stands as a unique product in the liquid dietary supplement market. Nevertheless, our competitive landscape includes many companies involved in the production of health and welfare products, including beverages.

Recent Developments

Settlement Agreement with Bigger Capital

On January 20, 2025, the Company entered into the Bigger Settlement Agreement. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024. Pursuant to the Bigger Settlement Agreement, the Company agreed to pay or issue to Bigger Capital the following: (i) pay Bigger Capital $375,000; (ii) issue a secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Bigger Note”); (iii) a convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Convertible Bigger Note,” and, together with the Secured Convertible Bigger Note, the “Bigger Notes”); and (iv) 5,332,889 shares of common stock issuable upon the exercise of common stock purchase warrants to purchase shares of common stock of the Company at an exercise price of $0.4348 per share (the “Bigger Warrants”). A significant shareholder of the Company and Bigger Capital entered into a voting agreement in favor of Bigger Capital in addition to the Bigger Settlement Agreement. The Bigger Settlement Agreement is filed herein as Exhibit 10.32. The Secured Convertible Bigger Note is filed herein as Exhibit 4.5 and the Convertible Bigger Note is filed herein as Exhibit 4.6.

The Secured Convertible Bigger Note

The Secured Convertible Bigger Note accrues interest on the unpaid principal amount therein at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, or (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms hereof, and shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest accruing hereunder shall be paid either in cash or in shares of the common stock.

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At the option of its holder, the holder of the Secured Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Secured Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Secured Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Secured Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Secured Convertible Bigger Note Conversion Price” means the lesser of (i) $0.5435 per share and (ii) the closing price of the Company’s common stock, as reflected on Nasdaq.com, immediately preceding the date of Stockholder Approval (as defined below), subject to adjustment as provided in the Secured Convertible Bigger Note.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated under the Secured Convertible Bigger Note and the other Transaction Documents (as defined in the Secured Convertible Bigger Note), including, without limitation, the issuance of all of the shares of common stock issuable thereunder, including in an amount that would, when aggregated with (i) the number of shares issued upon any prior conversions of the Convertible Bigger Note, and (ii) the number of shares issued upon any prior exercises of the Bigger Warrant, exceed 19.99% of the issued and outstanding Common Stock on January 20, 2025, at a price less than the market value of the Company’s common stock on January 20, 2025.

The Convertible Bigger Note

Interest shall accrue on the unpaid principal amount of the Convertible Bigger Note at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms of the Convertible Bigger Note, or (iii) the date the Company otherwise satisfies its Repayment Obligation (as defined in Convertible Bigger Note) in respect of such outstanding principal amount via an Alternative Payment Method (as defined in Convertible Bigger Note).

Upon the maturity date of the Convertible Bigger Note, at the Company’s discretion, the Company will have the option to either (i) repay the Convertible Bigger Note in full including any accrued interest, (ii) issue a $2,000,000 SAFE Note, or (iii) a $4.5 million convertible note bearing a 9% interest rate, maturing on December 31, 2027 (the “Replacement Bigger Note”). The form of the Replacement Bigger Note is filed herein as Exhibit 4.8.

At the option of its holder, the holder of the Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Convertible Bigger Note Conversion Price” means $0.5435 per share, subject to adjustment as provided under the Convertible Bigger Note.

The Bigger Warrants

Pursuant to the Bigger Settlement Agreement, the Company agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 warrants exercisable for $0.43 (the latter warrants, the “Bigger Warrants”). The Bigger Warrants contain customary adjustment provisions and representation and warranties. The Bigger Warrants are exercisable for a five year period following their issuance date. The Bigger Warrants are filed herein as Exhibit 4.7.

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Registration Rights

Pursuant to the Bigger Settlement Agreement, the Company shall promptly file a registration statement for shares of the Company’s Common Stock equal to 150% of the shares initially issuable upon exercise of the Bigger Notes (the “Registrable Bigger Securities”), which filing shall be no later than ten (10) business days after the execution of the Settlement Agreement. The Company shall diligently take all steps necessary for the registration statement to become effective as soon as practicable and shall thereafter maintain the registration statement until the Registrable Bigger Securities are sold. Upon receiving notification from the SEC that either the registration statement relating to the Registrable Bigger Securities have received a “no review” from the SEC or that the SEC has no additional comments to the registration statement, the Company will take all action necessary to ensure that the registration statement has been declared effective within two business days of either such notification.

Amendment to the Bigger Settlement Agreement

On April 1, 2025, the Company entered into the Amendment to the Bigger Settlement Agreement and Mutual Release (“Amendment to Bigger Settlement Agreement”), effective as of January 20, 2025, which provided for the following:

(a) In consideration of Bigger Capital agreeing to not convert the Convertible Bigger Note in the principal prior to July 21, 2025, the Company will pay Bigger Capital ten percent (10%) of the gross proceeds the Company receives (i) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring prior to the maturity date of the Convertible Bigger Note (June 30, 2025, and each such capital raise specified in clause (i) of this paragraph, a “pre-maturity Financing”) to pay down the Company’s obligations owed under the Secured Convertible Bigger Note and (ii) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring after the maturity date of the Convertible Bigger Note (each such capital raise specified in clause (ii) of this paragraph, a “post-maturity Financing,” and together with any pre-maturity Financing, each, a “Financing”), with the proceeds of any such post-maturity Financing being applied: (x) first, if the Company has satisfied its obligations under the Convertible Bigger Note via an Alternative Payment Method (as defined in the Convertible Bigger Note), to pay down the Company’s obligations owing under the $2 million SAFE or the Replacement Bigger Note to be issued by the Company to Bigger Capital in connection with such Alternative Payment Method, as applicable, until the Company’s obligations under such SAFE or Convertible Bigger Note are paid in full, and (y) second, to the Company’s obligations owing under the Secured Convertible Bigger Note, until the Company’s obligations under the Secured Note are paid in full.

The Company agreed to pay Bigger Capital any proceeds to which Bigger Capital is entitled pursuant to the immediately preceding paragraph within 2 business days of the Company’s actual receipt thereof and that such proceeds shall be applied to payment of the Company’s obligations under the applicable instrument, first to accrued unpaid interest thereon, and second to outstanding principal thereof.

(b) Subject to the Company consummating a pre-maturity Financing by April 18, 2025, and provided the Company complies with its obligations under clause (a) above, Bigger Capital agreed to extend the Effectiveness Deadline (as defined in the Bigger Settlement Agreement) of the Registration Statement (as defined in the Bigger Settlement Agreement) from April 5, 2025 to May 2, 2025.

A copy of the Amendment to the Bigger Settlement Agreement is filed herein as Exhibit 10.51.

Settlement Agreement with Intracoastal Capital, LLC

On January 14, 2025, the Company entered into the Intracoastal Settlement Agreement with Intracoastal Capital. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 655967/2023. Pursuant to the Intracoastal Settlement Agreement, the Company agreed to issue to Intracoastal Capital the following: (i) shares of the Company’s common stock with a value of $875,000, as set forth below (the “Intracoastal Settlement Shares”) and (ii) a settlement payment of $175,000. The number of Intracoastal Settlement Shares shall be the greater of the Initial Share Amount (as defined below) or the Adjusted Share Amount (as defined below).

“Adjusted Share Price” means the lesser of (i) the volume weighted average price of the Company on the five trading days prior to the day that the registration statement registering the Intracoastal Settlement Shares becomes effective or (ii) the closing price for the Company on the day prior to such registration statement becomes effective. In such event, the Company shall deliver within two (2) business days additional shares of common stock so that Intracoastal Capital receives, in total, an amount equal to 875,000 divided by the Adjusted Share Price.

“Initial Share Amount” means an amount equal to 875,000 divided by the Initial Share Price. The Initial Share Amount shall be subject to adjustment if the Adjusted Share Price is lower than the Initial Share Price.

“Initial Share Price” means the lesser of the volume weighted average price for the Company, as reported on the Nasdaq, on the five trading days prior to the execution of the Intracoastal Settlement Agreement, or (ii) the closing price of the Company, as reported on the Nasdaq on the day prior to the execution of the Intracoastal Settlement Agreement.

The Intracoastal Settlement Agreement is filed herein as Exhibit 10.33.

Consulting Agreement with Blue Capital S.A., LLC

On January 18, 2025, the Company entered into a Consulting Agreement with Blue Capital S.A., LLC., a United Arab Emirates limited company (“Blue Capital”) pursuant to which Blue Capital shall provide the Company with services as stated therein, for a period of five (5) year term commencing on February 1, 2025. The Company shall issue to Blue Capital 4,545,454 options to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at $0.44 per shares (the “Blue Capital Options”). The Blue Capital Options shall vest in equal quarterly installments such that 2,272,727 Options shall vest on August 1, 2025, and 2,272,727 Blue Capital Options shall vest on February 1, 2026. The Consulting Agreement with Blue Capital is filed as Exhibit 10.34.

January 2025 PIPE Investment

On January 17, 2025, the Company entered into a Securities Purchase Agreement with one accredited investor for the purchase of 2,277,389 shares for gross proceeds of $1,000,000 at a price of $0.4391 per share, which reflects a 20% discount from the closing price of the common stock on January 14, 2025. The Securities Purchase Agreement is filed herein as Exhibit 10.35.

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Notice of Nasdaq Listing Deficiency

On January 2, 2025, the Company received a notice from The Nasdaq Stock Exchange (“Nasdaq”) that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Nasdaq’s notice has no immediate effect on the listing or trading of our common stock on the Nasdaq Capital Market.

The notice indicates that we will have 180 calendar days, until July 1, 2025, to regain compliance with this requirement. We can regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of our common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days during the 180-day compliance period.

If the Company does not regain compliance during the initial compliance period, we may be eligible for an additional 180 day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of our publicly held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement under Rule 5550(a)(2), and we would need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we expect that Nasdaq will notify us that our common stock will be subject to delisting. We will have the right to appeal a determination to delist our common stock, and our common stock would remain listed on The Nasdaq Capital Market until the completion of the appeal process.

We intend to actively monitor the minimum bid price of our common stock and may, as appropriate, consider available options to regain compliance with Rule 5550(a)(2), including undertaking a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with Rule 5550(a)(2).

Arrangement Agreement with Yerbae Brands Corp.

On January 7, 2025, the Company entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with Yerbaé Brands Corp., (“Yerbaé”), a corporation organized under the laws of the Province of British Columbia, pursuant to which, among other things, the Company will acquire all of the issued and outstanding common shares of Yerbaé (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) and is subject to approval by the Supreme Court of British Columbia (the “Court”), the stockholders of the Company and the shareholders of Yerbaé, among other customary closing conditions for a transaction of this nature and size.

Consideration

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”) all of the common shares of Yerbaé then issued and outstanding immediately prior to the Effective Time (including the common shares of Yerbaé to be issued on the settlement of all of the performance share units and restricted share units of Yerbaé, which will be settled immediately prior to the Effective Time) will be acquired by the Company in consideration for the right to receive an aggregate of 20,000,000 shares of common stock of the Company (collectively, the “Consideration Shares”). Each option (each a “Replaced Option”) to purchase common shares of Yerbaé outstanding immediately prior to the Effective Time (whether or not vested) will be deemed to be exchanged for an option (“Replacement Option”) entitling the holder to purchase shares of common stock of the Company. The number of shares of common stock of the Company underlying each Replacement Option will equal the number of common shares of Yerbaé underlying the corresponding Replaced Option multiplied by the exchange ratio. The exercise price of each Replacement Option will equal the exercise price of the corresponding Replaced Option divided by the exchange ratio and each Replacement Option will be fully vested. In accordance with the respective terms of Yerbaé’s outstanding warrants and debentures, the terms of each warrant and debenture of Yerbaé will entitle the holder thereof to receive, upon exercise or conversion, as applicable, in substitution for the number of Yerbaé common shares subject to such warrant or debenture, a number of shares of Company common stock. In addition, if the Arrangement is consummated, the Company will pay up to $500,000 of Yerbaé’s transaction expenses.

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Representations and Warranties; Covenants

Pursuant to the Arrangement Agreement, each of the Company and Yerbaé made customary representations and warranties for transactions of this type. All of the representations and warranties of the Company and Yerbaé will expire and be terminated at the Effective Time. Each of the Company and Yerbaé have also agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the parties during the period between the date of the execution of the Arrangement Agreement and the Effective Time (the “Interim Period”) to, in all material respects, conduct their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other party, in each case, subject to certain exceptions and qualifications. The covenants and agreements of the Company and Yerbaé that by their terms are to be performed at or after the Effective Time shall, in each case, survive until fully performed.

Closing Conditions

The respective obligations of each party to consummate the Arrangement are subject to the satisfaction or waiver of certain customary mutual closing conditions, including (i) the issuance of the interim and final orders by the Court with respect to the Arrangement; (ii) the adoption by the requisite Yerbaé shareholders of a resolution approving the Arrangement (the “Yerbaé Shareholder Approval”); (iii) the approval by the requisite Company stockholders of the issuance of the Consideration Shares and an amended and restated equity incentive plan reserving a number of shares of Company common stock equal to no less than 10% of the fully diluted shares of Company common stock issued and outstanding immediately following the Effective Time (the “Company Stockholder Approval”); (iv) the absence of any law or order prohibiting, rendering illegal or permanently enjoining the consummation of the Arrangement; (v) the obtainment of any regulatory approvals required in connection with the Plan of Arrangement, except for such approvals the failure of which to obtain would not reasonably be expected to have a material adverse effect on the parties or would not materially impede or delay the completion of the Arrangement; (vi) the approval by the TSX Venture Exchange; (vii) the approval of the listing of the Consideration Shares by Nasdaq; (viii) the exemption of the issuance of the Consideration Shares from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) thereof; (ix) that the representations of the other party in the Arrangement Agreement are true and correct as of the date of the Arrangement Agreement and the Effective Time (subject to certain materiality qualifiers) and (x) that the other party will have complied in all material respects with its covenants in the Arrangement Agreement.

Additionally, the obligation of the Company to consummate the Arrangement is subject to the satisfaction or waiver of the following conditions, among others: (i) that there will not have occurred during the Interim Period any material adverse effect with respect to Yerbaé; (ii) that the Company shall have received Support Agreements (as defined below) from certain shareholders of Yerbaé representing not less than 40.1% of the issued and outstanding common shares of Yerbaé (collectively, the “Supporting Yerbaé Shareholders”) no later than 30 days following the date of the Arrangement Agreement (and such shareholders shall not have breached their obligations or covenants thereunder in any material respect as of the Effective Time); and (iii) that the Yerbaé shareholders shall have not validly exercised and not withdrawn dissent rights with respect to more than 5% of the common shares of Yerbaé then outstanding.

The obligation of Yerbaé to consummate the Arrangement is also conditioned upon (i) the Company appointing Todd Gibson to the board of directors of the Company as of the Effective Time and (ii) that there will not have occurred during the Interim Period any material adverse effect with respect to the Company.

The Arrangement Agreement is filed herein as Exhibit 10.36.

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Equity Disbursement Agreement with Maxim Group LLC

On December 6, 2024, the Company entered into an Equity Disbursement Agreement (the “Sales Agreement”) with Maxim Group LLC (the “Sales Agent”) pursuant to which the Company may offer and sell, from time to time, in its sole discretion, shares of its common stock, having an aggregate offering price of up to $5,000,000, subject to certain limitations on the amount of common stock that may be offered and sold by the Company set forth in the Sales Agreement. The Company is not obligated to make any sales of common stock under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

Any shares offered and sold in the at-the-market offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-267644), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on September 28, 2022, and declared effective on November 9, 2022, and the prospectus supplement relating to the at-the-market offering filed with the SEC on December 6, 2024, and any applicable additional prospectus supplements related to the at-the-market offering that form a part of the registration statement.

The Sales Agent may sell the shares of common stock by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made through Nasdaq, or any other trading market for the common stock, sales made to or through a market maker other than on an exchange or through an electronic communications network, or in negotiated transactions pursuant to terms set forth in a placement notice delivered by the Company to the Sales Agent under the Sales Agreement. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of Nasdaq, to sell the shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Sales Agent is not obligated to purchase any shares of common stock on a principal basis pursuant to the Sales Agreement.

The Company will pay the Sales Agent a commission equal to 3.0% of the gross sales proceeds of any shares sold through the Sales Agent under the Sales Agreement, and also has provided the Sales Agent with customary indemnification and contribution rights. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Sales Agreement is filed as Exhibit 10.37.

Separation and Exchange Agreement with Caring Brands, Inc.

On September 24, 2024, the Company entered into a Separation and Exchange Agreement (the “Separation Agreement”) with Caring Brands, Inc., a Nevada corporation (“CB Nevada”), Caring Brands, Inc, a Florida corporation (“CB Florida”) and Brian S. John, as the representative of the shareholders of CB Florida (the “Representative”). The Company, along with the other shareholders of CB, exchanged 100% of the issued and outstanding shares of common stock of CB Florida (the “Exchange”) for the CB Nevada shares of common stock, including the 3,000,000 shares of CB Nevada common stock received by the Company. Pursuant to the Separation Agreement, the Company’s business segment that creates and sells innovative wellness consumer products industries (the “CB Business”) along with the assets, intellectual property and liabilities related thereto were transferred to CB Nevada.

The Separation Agreement is filed herein as Exhibit 10.38.

Consulting Agreement with Core 4 Capital Corp.

On September 23, 2024, the Company entered into a Consulting Agreement with Core 4 Capital Corp. (“Core 4 Consulting Agreement”), a New York corporation (“Core 4 Capital Corp.”), pursuant to which Core 4 shall provide the Company with services as stated therein, for a period of six (6) month term commencing on October 1, 2024. The Company shall issue 1,250,000 shares of the Company’s restricted stock. This stock will vest in equal quarterly installments such that 625,000 shares shall vest on December 31, 2024, and 625,000 shares shall vest on March 31, 2025.

The Company’s President, Jordan Schur is a 15% owner of Core 4 Capital Corp. but is not an officer or director of this entity. Other shareholders of Core 4 are also members of Mr. Schur’s immediate family (but not dependents).

The Core 4 Consulting Agreement is filed as Exhibit 10.39.

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Core 4 Capital Corp. Stock Purchases

On August 30, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of (i) 3,370,787 shares of the Company’s common stock at a price of $0.89 per share which was the closing price on August 29, 2024; and (ii) 3,370,787 warrants to purchase shares of common stock at a price of $0.125 per warrant. These warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.89. The Company’s President, Jordan Schur, is a 15% owner of the Investor, but is not an officer or director of such Investor. Other shareholders of the Investor are also members of Mr. Schur’s immediate family (but not dependents). The Company did not pay any commissions in connection with this offering and expects net proceeds of approximately $3,421,348 from the offering. This Securities Purchase Agreement is filed as Exhibit 10.40. These warrants are filed as Exhibit 10.41.

On June 27, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of 943,396 shares of common stock of the Company at a price of $1.06 per share, which was the closing price on June 27, 2024). The Company paid no commissions in connection with this securities purchase and the net proceeds were approximately $1,000,000. This Securities Purchase Agreement is filed as Exhibit 10.42.

On April 4, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of 2,369,668 shares of the Company’s common stock to Core 4 Capital Corp. at a price of $2.11 per share, which was the closing price on April 4, 2024. The Company paid no commissions in connection with this securities purchase and net proceeds thereto were approximately $4,975,000. This Securities Purchase Agreement is filed as Exhibit 10.43.

Management Employment Agreements

John Gulyas Employment Agreement

On December 16, 2024, the Company entered into an employment agreement (“Gulyas Agreement”) with John Gulyas, pursuant to which Mr. Gulyas will serve as the Company’s Executive Chairman of the board of directors. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

The Gulyas Agreement is filed herein as Exhibit 10.44.

Jordon Schur Employment Agreement

On December 16, 2024, the Company entered into an employment agreement with Jordon Schur (the “Schur Agreement”), pursuant to which Mr. Schur will serve as the Company’s President. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits. The Schur Agreement is filed as Exhibit 10.45.

Jarrett Boon Employment Agreement

On December 16, 2024, the Company entered into an employment agreement with Jarrett Boon (the “Boon Agreement”), pursuant to which Mr. Boon will serve as the Company’s Chief Executive Officer.

The Boon Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

The Boon Agreement is filed as Exhibit 10.46.

Danielle De Rosa Employment Agreement

On April 22, 2024, the Company entered into an employment agreement with Danielle De Rosa (the “De Rosa Employment Agreement”), pursuant to which Ms. Rosa will serve as the Company’s Chief Financial Officer. As consideration for her services, the Company will pay Ms. Rosa a salary of $250,000 per annum, which salary is payable bi-monthly. Subject to suitable business conditions, Ms. Rosa may receive a 5% pay increase payable to her at each one-year anniversary from the commencement of the De Rosa Employment Agreement. The Company will also award 200,000 stock options to Ms. Rosa, granted at a strike price equal to the closing market price on the date that Ms. De Rosa first starts to work for the Company as an independent consultant. These stock options will vest on a quarterly basis, in equal installments over three years. The stock options will terminate on the fifth year anniversary of their date of issuance.

The De Rosa Employment Agreement is filed as Exhibit 10.47.

Intellectual Property

As of the date hereof, the Company owns five patents, including the patent (US 9,186,350 B2) and patent (US 10,028,991 B2) for the composition of the Sure Shot Dietary Supplement used for minimizing the harmful effects associated with alcohol consumption by supporting the metabolism of alcohol. US 9,186,350 B2 (the “350 Patent”), relates to an early version of the Sure Shot Dietary Supplement and is owned by the Company. The 350 Patent is a utility patent that covers the United States jurisdiction and expired on December 25, 2023. US 10,028,991 B2 (the “991 Patent”) is a continuation of the 350 Patent and relates to the Sure Shot Dietary Supplement and is owned by the Company. The 991 Patent is a utility patent that covers the United States jurisdiction and expires on November 5, 2035. In and around September of 2024, the Company received a Notice of Allowance for a new patent U.S. Patent Application No. 18/395,565 that relates to current version of the Sure Shot Dietary Supplement. This patent will be a utility patent and cover the United States jurisdiction. The Company owns three additional patents that relate to legacy products that the Company neither currently sells nor has any plans to sell in the future.

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Government Regulation

The Sure Shot Dietary Supplement

The production, distribution and sale in the United States of the Sure Shot Dietary Supplement is subject to various U.S. federal, state and local regulations, including but not limited to: the Federal Food, Drug and Cosmetic Act (“FD&C Act”); the Occupational Safety and Health Act and various state laws and regulations governing workplace health and safety; various environmental statutes; the Safe Drinking Water and Toxic Enforcement Act of 1986 (“California Proposition 65”); data privacy and personal data protection laws and regulations, including the California Consumer Privacy Act of 2018 (as modified by the California Privacy Rights Act) and a number of other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, marketing, labeling, packaging, and ingredients of the Sure Shot Dietary Supplement.

We also may in the future be affected by other existing, proposed and potential future regulations or regulatory actions, including those described below, any of which could adversely affect our business, financial condition and results of operations.

Furthermore, legislation and regulation may be introduced in the United States at the federal, state, municipal and supranational level in respect of each of the subject areas discussed below. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity and alcohol consumption, especially as they may affect children, and are seeking legislative change to reduce the consumption of sweetened and alcohol beverages.

We are subject to a number of regulations applicable to the formulation, labeling, packaging, and advertising (including promotional campaigns) of our products. In California, we are subject to California Proposition 65, a law which requires that a specified warning be provided before exposing California consumers to any product that contains in excess of threshold amounts of a substance listed by California as having been found to cause cancer or reproductive toxicity. California Proposition 65 does not require a warning if the manufacturer of a product can demonstrate that the use of the product in question exposes consumers to an average daily quantity of a listed substance that is below that threshold amount, which is determined either by scientific criteria set forth in applicable regulations or via a “safe harbor” threshold that may be established by the state, or the substance is naturally occurring, or is subject to another applicable exception. As of the date of this registration statement, we are not required to put a warning label on our product and our products are perfluoroalkyl and polyfluoroalkyl substances (“PFAS”) free. We are unable to predict whether a component found in our product might be added to the California list in the future. Furthermore, we are also unable to predict when or whether the increasing sensitivity of detection methodology may become applicable under this law and related regulations as they currently exist, or as they may be amended. If we are required to add warning labels to any of our products or place warnings in certain locations where our products are sold, it will be difficult to predict whether, or to what extent, such a warning would have an adverse impact on sales of our products in those locations or elsewhere. In addition, there has been increasing regulatory activity globally regarding constituents in packaging materials, including PFAS. Regardless of whether perceived health consequences of these constituents are justified, such regulatory activity could result in additional government regulations that impact the packaging of our beverages.

In addition, the U.S. Food and Drug Administration (the “FDA”) has regulations with respect to serving size information and nutrition labeling on food and beverage products, including a requirement to disclose the amount of added sugars in such products and regulations about whether a product qualifies as a drug. Further, the U.S. Department of Agriculture promulgated regulations requiring that, by January 1, 2022, the labels of certain bioengineered foods include a disclosure that the food is bioengineered. These regulations may impact, reduce and/or otherwise affect the purchase and consumption of our products by consumers.

All ingredients in the Sure Shot Dietary Supplement are deemed Generally Recognized as Safe (GRAS) and align with FDA standards, permitting their inclusion in supplements. In the event that the FDA or any governmental agency identifies an ingredient or aspect of our product as unsafe, we commit to promptly withdrawing that component in accordance with regulatory directives. From a product and sales perspective, there are no impediments or concerns raised by any governmental agency. It is essential to note that the Sure Shot Dietary Supplement is classified as a dietary supplement, exempt from the approval or filing requirements mandated for pharmaceutical drugs by the FDA or other regulatory authorities.

Employees

As of this prospectus, we had eight full-time employees. We believe our relations with our employees to be good.

Properties

Currently, we do not own any real property. We rent office space at 1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477 for $15,038 per month. The Company entered into the office lease effective July 1, 2021, which has a primary term of the lease of five years with one renewal option for an additional three years. As part of the Separation Agreement, Caring Brands, Inc. has agreed to assume to lease obligations upon it reaching certain milestones.

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THE RESALE OFFERING

Common stock outstanding	74,451,604 shares. (1)

Common stock being offered	23,885,404 shares of common stock, in the aggregate, consisting of the shares of common stock underlying the Bigger Notes and Bigger Warrants and stock issued to Intracoastal Capital pursuant to the Intracoastal Settlement Agreement.

Use of proceeds	The gross proceeds if all the Bigger Warrants are exercised warrants will be approximately $2,318,740.14; however, we are unable to predict the timing or amount of potential warrant exercises. All of such proceeds will be used for general working capital. It is possible that some of the Bigger Warrants may expire and never be exercised and it is possible that the Bigger Notes will never be converted.

Nasdaq symbols	Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “SHOT” and “SHOTW”, respectively.

Risk factors	You should carefully consider the information set forth in this prospectus.

(1)	As of March 25, 2025, this number excludes stock options of 8,861,000 held by beneficial owners and warrants of 3,370,787 held by a beneficial owner.

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RISK FACTORS

Risks Related to Our Business

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities to remain competitive, research and discoveries by others may make our processes, products, or brands less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing, and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these competitors, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing our industries in the U.S. and other countries in which we operate. Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. These regulations and laws may cover taxation, tariffs, user pricing, distribution, consumer protection and the characteristics and quality of services.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person insurance.

Our products may not meet health and safety standards or could become contaminated.

We do not have control over all of the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines and over-the-counter treatments have not been fully explored or understood and may have unintended consequences.

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Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

The success of our business will depend upon our ability to create and expand our brand awareness.

The markets we compete in, including the wellness and dietary supplement market, we intend to compete in, are highly competitive, with many well-known brands leading the industry. Our ability to compete effectively and generate revenue will be based upon our ability to create and expand awareness of our products distinct from those of our competitors. It is imperative that we are able to convey to consumers the benefits of our products. However, advertising and packaging and labeling of such products will be limited by various regulations. Our success will be dependent upon our ability to convey to consumers that our products are superior to those of our competitors.

We must develop and introduce new products to succeed.

Our industry is subject to rapid change. New products are constantly introduced to the market. Our ability to remain competitive depends in part on our ability to enhance existing products, to develop and manufacture new products in a timely and cost-effective manner, to accurately predict market transitions, and to effectively market our products. Our future financial results will depend to a great extent on the successful introduction of several new products. We cannot be certain that we will be successful in selecting, developing, manufacturing and marketing new products or in enhancing existing products.

●	The success of new product introductions depends on various factors, including, without limitation, the following: Successful sales and marketing efforts;
●	Timely delivery of new products;
●	Availability of raw materials;
●	Pricing of raw materials;
●	Regulatory allowance of the products; and
●	Customer acceptance of new products.

Adverse publicity associated with our products or ingredients, or those of similar companies, could adversely affect our sales and revenue.

Adverse publicity concerning any actual or purported failure by us to comply with applicable laws and regulations regarding any aspect of our business could have an adverse effect on the public perception of us. This, in turn, could negatively affect our ability to obtain financing, endorsers and attract distributors or retailers for our products, which would have a material adverse effect on our ability to generate sales and revenue.

Our distributors’ and customers’ perception of the safety and quality of our products or even similar products distributed by others can be significantly influenced by national media attention, publicized scientific research or findings, product liability claims and other publicity concerning our products or similar products distributed by others. Adverse publicity, whether or not accurate, that associates consumption of our products or any similar products with illness or other adverse effects, will likely diminish the public’s perception of our products. Claims that any products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could have a material adverse effect on the market demand for our products, including reducing our sales and revenue.

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If serious adverse or undesirable side effects are identified during the development of our product candidates, we may abandon or limit our development or commercialization of such product candidates.

If our product candidates are associated with undesirable side effects or have unexpected characteristics, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective.

If we elect or are forced to suspend or terminate any clinical trial with one of our product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate revenue from such product candidate will be delayed or eliminated. Any of these occurrences may harm our business, financial condition and prospects significantly.

If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our ability to complete such trials will be adversely affected

Identifying, screening and enrolling patients to participate in clinical trials of our product candidates is critical to our success, and we may not be able to identify, recruit, enroll and dose a sufficient number of patients with the required or desired characteristics to complete our clinical trials in a timely manner. The timing of our clinical trials depends on our ability to recruit patients to participate as well as to subsequently dose these patients and complete required follow-up periods. In particular, because our planned clinical trials may be focused on indications with relatively small patient populations, our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.

In addition, we may experience enrollment delays related to increased or unforeseen legal and logistical requirements at certain clinical trial sites. These delays could be caused by reviews by contractual discussions with individual clinical trial sites. Any delays in enrolling and/or dosing patients in our planned clinical trials could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or in termination of the clinical trials altogether.

Participant enrollment may also be affected by other factors, including:

●	coordination with clinical research organizations to enroll and administer the clinical trials;
●	coordination and recruitment of collaborators and investigators at individual sites;
●	size of the participant population and process for identifying participants;
●	design of the clinical trial protocol;
●	eligibility and exclusion criteria;
●	perceived risks and benefits of the product candidates under study;
●	time of year in which the trials are initiated or conducted;
●	ability to obtain and maintain subject consents;
●	ability to enroll participants in a timely manner;
●	risk that enrolled subjects will drop out before completion of the trials;
●	proximity and availability of clinical trial sites for prospective participants;
●	ability to monitor subjects adequately during and after treatment.

It is uncertain whether product liability insurance will be adequate to address product liability claims, or that insurance against such claims will be affordable or available on acceptable terms in the future.

Clinical research involves the testing of products on human volunteers pursuant to a clinical trial protocol. Such testing involves a risk of liability for personal injury to or death of patients due to, among other causes, adverse side effects, improper administration of the new product, or improper volunteer behavior. Claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers, or others using, selling, or buying our products, as well as from governmental bodies. In addition, product liability and related risks are likely to increase over time, in particular upon the commercialization or marketing of any products by us or parties with which we enter into development, marketing, or distribution collaborations. Although we are contracting for general liability insurance in connection with our ongoing business, there can be no assurance that the amount and scope of such insurance coverage will be appropriate and sufficient in the event any claims arise, that we will be able to secure additional coverage should we attempt to do so, or that our insurers would not contest or refuse any attempt by us to collect on such insurance policies. Furthermore, there can be no assurance that suitable product liability insurance (at the clinical stage and/or commercial stage) will continue to be available on terms acceptable to us or at all, or that, if obtained, the insurance coverage will be appropriate and sufficient to cover any potential claims or liabilities.

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If we are unable to establish relationships with licensees or collaborators to carry out sales, marketing, and distribution functions or to create effective marketing, sales, and distribution capabilities, we will be unable to market our products successfully.

Our business strategy may include out-licensing product candidates to or collaborating with larger firms with experience in marketing and selling pharmaceutical products. There can be no assurance that we will successfully be able to establish marketing, sales, or distribution relationships with any third-party, that such relationships, if established, will be successful, or that we will be successful in gaining market acceptance for any products we might develop. To the extent that we enter into any marketing, sales, or distribution arrangements with third parties, our product revenues per unit sold are expected to be lower than if we marketed, sold, and distributed our products directly, and any revenues we receive will depend upon the efforts of such third parties.

If we are unable to establish such third-party marketing and sales relationships, or choose not to do so, we would have to establish in-house marketing and sales capabilities. To market any products directly, we would have to establish a marketing, sales, and distribution force that has technical expertise and could support a distribution capability. Competition in the dietary supplement industry for technically proficient marketing, sales, and distribution personnel is intense and attracting and retaining such personnel may significantly increase our costs.

There can be no assurance that we will be able to establish internal marketing, sales, or distribution capabilities or that these capabilities will be sufficient to meet our needs.

We face business disruption and related risks resulting from the recent pandemic of COVID-19, which could have, and has had, a material adverse effect on our business plan.

Our supply chain and the development of our product candidates, including that of our subsidiaries, could be, and have been, disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. We are still assessing our business plans and the impact COVID-19 may have on our supply chain and ability to conduct our clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. The World Health Organization declared the COVID-19 outbreak a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, the impact on our customers and employees, all of which are uncertain and cannot be predicted. At this point, the overall extent to which COVID-19 may impact our financial condition or results of operations is uncertain.

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We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company may be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenues. As a result, any significant reduction in revenues may immediately and adversely affect our business, financial condition and operating results.

Our products and manufacturing activities are subject to extensive government regulation, and failure to comply with these laws and regulations, as they currently exist or as modified in the future, may increase our costs, limit or eliminate our ability to sell certain products, subject us or our suppliers to the risk of enforcement action, or otherwise adversely affect our business, results of operations and financial condition.

The manufacture, packaging, labeling, advertising, promotion, distribution, import, export and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and other countries, including but not limited to the U.S. Food and Drug Administration (FDA) and the Federal Trade Commission (FTC). Failure to comply with FDA regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions. Any action of this type by the FDA could materially adversely affect our ability to market our products successfully.

The manufacture of nutritional or dietary supplements and related products in the United States requires compliance with dietary supplement current Good Manufacturing Practice (GMP) regulations, which are based on the food-model GMP regulations, with additional requirements that are specific to dietary supplements. We believe the manufacturing processes for the Safety Shot Dietary Supplement substantially complies with the applicable dietary supplement GMP requirements. Nevertheless, any FDA action determining that such processes do not comply with dietary supplement GMPs could materially adversely affect our ability to manufacture and market the Sure Shot Dietary Supplement in the United States. In addition, the Dietary Supplement & Nonprescription Drug Consumer Protection Act requires dietary supplement manufacturers and distributors to notify the FDA when they receive reports of serious adverse events associated with their products that occur within the United States.

Individual U.S. states also regulate nutritional supplements. A state may seek to interpret claims or products presumptively valid under federal law as illegal under that state’s regulations, or otherwise seek to create restrictions to access under state law. For example, during the 204 legislative session, several states are considering bills that would restrict the sale of muscle building and/or weight management supplements to people over the age of 18. Government agencies, as well as legislative bodies, can change existing regulations, or impose new ones, or could take aggressive measures, causing or contributing to a variety of negative consequences, including:

●	requirements for the reformulation of products to meet new standards;
●	the recall or discontinuance of products;
●	additional record-keeping requirements;
●	expanded documentation of the properties of certain or all products;
●	expanded or different labeling or advertising for products;
●	expanded adverse event tracking and reporting requirements; and
●	additional scientific substantiation to support product claims.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, could have on our business, financial condition, or results of operations.

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We are subject to government regulations of the processing, formulation, packaging, labeling and advertising of our wellness and dietary supplement products.

Under the Federal Food, Drug, and Cosmetic Act (the FD&C Act), companies that manufacture and distribute functional foods and dietary supplements, such as our Safety Shot Dietary Supplement, are limited in the claims that they are permitted to make about nutritional support on the product label without FDA approval. Any failure by us to adhere to the labeling requirements could lead to the FDA requiring that our products be repackaged and relabeled, which would have a material adverse effect on our business. In addition, companies are responsible for the accuracy and truthfulness of, and must have adequate scientific substantiation for, any nutritional or functional claims. These claims must be truthful and not misleading. Promotional claims about foods and dietary supplements also must not include statements that the product can diagnose, mitigate, treat, cure or prevent a specific disease or class of disease.

We believe we are able to market our Sure Shot Dietary Supplement product in reliance on the self-affirmed Generally Recognized As Safe (GRAS) status of our formulation’s current ingredients. No governmental agency or other third party has made a determination as to whether or not the Sure Shot Dietary Supplement has achieved GRAS status. We make this determination based on independent scientific opinions that the individual ingredients and formulation as a whole are not harmful under their intended conditions of use. If the FDA, another regulatory authority or other third party denied our self-affirmed GRAS status for the Sure Shot Dietary Supplement, we could face significant penalties or be required to undergo the regulatory approval process in order to market our product, and our business, financial condition and results of operations will be adversely affected. We cannot guarantee that in such a situation the Sure Shot Dietary Supplement would be approved.

The processing, formulation, packaging, labeling and advertising of our products may also be subject to regulation by the FTC, the Environmental Protection Agency (EPA), and various agencies of the states and localities in which the products are sold. Any changes in the current regulatory environment could impose requirements that would limit our ability to market our supplement products and make bringing new products to market more expensive. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect our business, financial condition and results of operations.

While we have positioned the Sure Shot Dietary Supplement as a dietary supplement, it is possible that the FDA or a state regulatory agency could classify our product as a drug. If the Sure Shot Dietary Supplement is determined to be a drug, we would not be able to market it further without making significant changes to the product and labeling or going through the drug approval process, which would limit our ability to effectively market the product and would adversely affect our financial condition and results of operations. Additional clinical trials may be necessary in order to support any new drug approval for the Sure Shot Dietary Supplement, and clinical trials designed to support drug approval may be time consuming, expensive, and uncertain. If required, such additional studies may take years to complete, and we may never generate the necessary data or results required to obtain marketing authorization of Safety Shot Dietary Supplement as an over-the-counter drug product. Accordingly, there can be no assurances that any such drug approval, if required, could be obtained for the Sure Shot Dietary Supplement. If the FDA or a state regulatory agency ultimately determines the Sure Shot Dietary Supplement is a drug rather than a dietary supplement, the agency could claim that the product is misbranded and require that we recall, repackage and relabel the product and impose civil and/or criminal penalties. Any of these situations could adversely affect our business and operations, and any public actions taken by the FDA or other regulatory agency against us could lead to consumer complaints, civil lawsuits, retail customers terminating any supply agreements we may have with them, and significant reputational harms to the company.

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Our failure to comply with applicable laws or regulations could result in substantial monetary penalties and could adversely affect our operating results.

In recent years, the marketing and labeling of functional foods and beverages and dietary supplements has brought increased risk that consumers will bring class action lawsuits and that the FTC and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of such products, seek removal of such products from the marketplace, and/or impose fines and penalties. Our Sure Shot Dietary Supplement product is marketed with express and implied statements relating to the ingredients or health and wellness related attributes, which may increase the potential risk of regulatory scrutiny over such claims. The lack of specific regulations or guidance on common supplement terms and statements used in product labeling has contributed to legal challenges against many supplement companies, and plaintiffs have commenced legal actions against several nutritional supplement companies, asserting false, misleading and deceptive advertising and labeling claims. In addition, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. Our failure to comply with applicable regulations could result insubstantial monetary penalties, which would likely have a material adverse effect on our financial condition or results of operations.

Even when unmerited, class action lawsuits, action by the FTC or state attorneys general enforcement actions can be expensive to defend against and may adversely affect our reputation with existing and potential customers and consumers and our corporate and brand image, which would likely have a material and adverse effect on our business, financial condition or results of operations. The number of private consumer class actions relating to false or deceptive advertising against nutritional supplement companies has increased in recent years.

In addition, the FDA has aggressively enforced its regulations with respect to different types of product claims that may or may not be made for food or dietary supplement products. These events could interrupt the marketing and sales of our Sure Shot Dietary Supplement product, severely damage our brand reputation and public image, increase our legal expenses, result in product recalls or litigation, and impede our ability to deliver our products in sufficient quantities or quality, which would likely result in a material adverse effect on our business, financial condition, results of operations and cash flows.

Congress and/or regulatory agencies may impose additional laws or regulations or change current laws or regulations, and state attorneys general may increase enforcement of existing or new laws, and compliance with new or changed governmental regulations, or any state attorney proceeding, could increase our costs significantly and materially and adversely affect our business, financial condition and results of operations.

From time to time, Congress, the FDA, the FTC, or other federal, state, local or foreign legislative and regulatory authorities may impose additional laws or regulations that apply to us, repeal laws or regulations that we consider favorable to us or impose more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect that additional governmental regulation, when and if it occurs, would have on our business in the future. Those developments could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements.

For example, in recent years, the FDA has issued warning letters to several dietary supplement companies alleging improper and unapproved drug claims regarding their products marketed for use as hangover cures or to prevent hangovers. If the FDA determines that we have disseminated inappropriate and unapproved drug claims for our Safety Shot Dietary Supplement, which we are positioning as a dietary supplement, we could receive a warning or untitled letter, be required to modify our product claims or take other actions to satisfy the FDA. Such a public warning or untitled letter from the FDA could harm our reputation and could lead to potential customer or consumer complaints or even civil lawsuits and other financial damages. While we would intend to vigorously defend our company and the Safety Shot product line in such a situation, any developments of this nature could increase our costs significantly and would likely have a material adverse effect on our business, financial condition and results of operations.

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Our reliance on third parties to manufacture and supply our products, including the Sure Shot Dietary Supplement, may harm our business, financial condition and operating results.

We contract with third-party suppliers and manufacturers for the production of our products, including the Sure Shot Dietary Supplement. These third-party suppliers and manufacturers produce and, in most cases, pack our products according to formulations and specifications that have been developed by or in conjunction with our in-house product development team. Products manufactured by third-party suppliers at their facilities must also pass through quality control and assurance procedures to ensure they are manufactured in conformance with our specifications. We cannot assure you that our third-party contract manufacturers will continue to reliably supply products to us at the levels of quality, or the quantities, we require, and in compliance with our specifications or applicable laws, including under the FDA’s dietary supplement GMP regulations and the FD&C Act’s food safety provisions. Should our contract manufacturers experience quality issues or supply us with non-conforming products, we may need to terminate relationships or secure alternative suppliers. Identifying and obtaining acceptable replacement manufacturing sources, on a timely basis or at all, for FDA-regulated functional beverages and dietary supplement products is challenging. Additionally, any future need to transfer our third-party manufacturing business to another contract manufacturer could be expensive, time-consuming, result in delays in our production or shipping, reduce our net sales, damage our relationship with customers and damage our reputation in the marketplace.

We rely on third parties to conduct clinical trials and most nonclinical studies of our products, including the Sure Shot Dietary Supplement. If these third parties do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our product development and commercialization efforts could be delayed with material and adverse effects on our business, financial condition, results of operations and prospects.

While we recently completed a clinical trial for the Safety Shot Dietary Supplement and may sponsor clinical trials in the future for the Sure Shot Dietary Supplement or other products, we do not independently conduct clinical trials or the majority of nonclinical studies involving our products or product candidates. Accordingly, while we perform certain functions internally, we currently rely on third-party contract research organizations (CROs), such as the Center for Applied Health Sciences, as well as laboratories, clinical investigators, clinical data management organizations, and consultants, to help us design, conduct, supervise and monitor research involving our products and human participants. As a result, we have less control over the timing, quality and other aspects of our clinical trials than we would have had we conducted them on our own. There is a limited number of third-party service providers that specialize in the wellness space or have the expertise required to achieve our business objectives. If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or investigators or to do so on commercially reasonable terms. Further, these laboratories, investigators, CROs and consultants are not our employees and we have limited control over the amount of time and resources that they dedicate to our product development programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our programs. The third parties with which we contract might not be diligent, careful or timely in conducting our nonclinical studies or clinical trials. If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy the legal and regulatory requirements for the conduct of nonclinical studies or clinical trials or meet expected deadlines for any reason, our product development efforts could be delayed and otherwise adversely affected.

In all events, we are responsible for ensuring that each of our nonclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the relevant study or trial. For example, the FDA requires certain nonclinical studies to be conducted in accordance with good laboratory practices and clinical trials to be conducted in accordance with good clinical practices, including practices and requirements for designing, conducting, recording and reporting the results of nonclinical studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. Our reliance on third parties we do not control do not relieve us of these responsibilities and requirements. Any adverse development or delay in our nonclinical studies or clinical trials could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Further, should the FDA determine that the Sure Shot Dietary Supplement is a drug rather than a dietary supplement and require us to secure new drug approval or another form of marketing authorization for the Sure Shot Dietary Supplement, there can be no assurance that the nonclinical and clinical data we have generated to date would be sufficient to meet applicable regulatory standards for demonstrating substantial evidence of effectiveness. “Substantial evidence” represents the evidentiary threshold in the FD&C Act for the efficacy of new drugs, and it requires at least one adequate and well-controlled clinical investigation to establish effectiveness. Because we have positioned the Sure Shot Dietary Supplement as a dietary supplement, our recently completed clinical trial may not meet FDA’s expectations for a well-controlled clinical investigation adequate to support a potential drug approval.

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We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed, and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages of equipment due to manufacturing difficulties. Multiple suppliers provide the components used in manufacturing our products. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

●	Macroeconomic conditions adversely affecting geographies where we intend to do business;
●	Foreign currency exchange rates;
●	Political or social unrest or economic instability in a specific country or region;
●	Higher costs of doing business in foreign countries;
●	Infringement claims on foreign patents, copyrights or trademark rights;
●	Difficulties in staffing and managing operations across disparate geographic areas;
●	Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;
●	Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;
●	Adverse tax consequences;
●	Unexpected changes in legal and regulatory requirements;
●	Military conflict, terrorist activities, natural disasters and medical epidemics; and
●	Our ability to recruit and retain channel partners in foreign jurisdictions.

Compliance with new and existing laws and governmental regulations could increase our costs significantly and adversely affect our results of operations.

The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the CPSC, the USDA, and the EPA. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Government regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost revenues and increased costs to us. For instance, the FDA regulates, among other things, the composition, safety, manufacture, labeling and marketing of dietary ingredients and dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). Dietary supplements and dietary ingredients that do not comply with FDA’s regulations and/or the DSHEA will be deemed adulterated or misbranded. Manufacturers and distributors of dietary supplements and dietary ingredients are prohibited from marketing products that are adulterated or misbranded, and the FDA may take enforcement action against any adulterated or misbranded dietary supplement on the market. The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. The FDA may not accept the evidence of safety for any new dietary ingredient that we may wish to market, may determine that a particular dietary supplement or ingredient presents an unacceptable health risk based on the required submission of serious adverse events or other information, and may determine that a particular claim(such as reducing Blood Alcohol Content) or statement of nutritional value that we use to support the marketing of a dietary supplement is an impermissible drug claim or is not substantiated. Any of these actions could prevent us from marketing particular dietary supplement products or making certain claims or statements with respect to those products. The FDA could also require us to remove a particular product from the market. Any future recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any product recalls or removals could also lead to an increased risk of litigation and liability, substantial costs, and reduced growth prospects.

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Additional or more stringent laws and regulations of dietary supplements and other products have been considered from time to time. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation, or other new requirements. Any of these developments could increase our costs significantly. In addition, regulators’ evolving interpretation of existing laws could have similar effects.

Risks Related to our Financial Position and Capital Needs

Our accountant has indicated doubt about our ability to continue as a going concern.

As of December 31, 2024 and 2023, the Company had $348,816 and $3,833,349 in cash, respectively, accumulated deficit of $115,090,347 and $65,680,715 and net cash flow used in operations of $18,089,748 and $10,715,314, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans. These conditions raise doubt about the Company’s ability to continue as a going concern and accordingly our auditors have included a going concern opinion in our annual report.

In connection with certain public and private offerings (the “Financing”), the Company offered warrants as part of the Financing packages. During the year ended December 31, 2023, the Warrant Holders exercised a total of 10,266,845 warrants for shares of common stock for a total exercise price of $8,887,837. At December 12, 2023, the Company has 15,758,126 warrants outstanding at an average exercise price of $1.45. The Company expects, although there can be no assurance, that a majority of the outstanding warrants will be exercised in the near future.

The Company also holds 2,623,342 shares of SRM Entertainment, Inc. (Nasdaq: SRM) valued at $0.63 per share (as of December 31, 2024) and these shares are considered trading shares and are held as marketable securities on the balance sheet. These shares are not covered by an effective registration statement but may be sold subject to Rule 144.

At December 31, 2024, the Company had $348,816 in cash and the Company recognizes that it may need to raise additional capital in order to continue to execute its business plan in the future. There is no assurance that the Warrant Holders will exercise their warrants or additional financing will be available if needed or that the Company will be able to obtain financing on terms acceptable to it or whether the Company will become profitable and generate positive operating cash flow. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may be forced to substantially curtail its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

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Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

Risks Related to our Intellectual Property

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of our technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

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The intellectual property behind our products may include unpublished know-how as well as existing and pending intellectual property protection. All intellectual property protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

Knowledge published in the form of any future intellectual property has finite protection, as all patents and trademarks have a limited life and an expiration date. While continuous efforts will be made to apply for patents and trademarks if appropriate, there is no guarantee that additional patents or trademarks will be granted. The expiration of patents and trademarks relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

Our existing proprietary rights may not afford remedies and protections necessary to prevent infringement, reformulation, theft, misappropriation and other improper use of our products by competitors. We own the formulations contained in our products and we consider these product formulations to be our critical proprietary property, which must be protected from competitors. Although trade secret, trademark, copyright and patent laws generally provide a certain level of protection, and we attempt to protect ourselves through contracts with manufacturers of our products, we may not be successful in enforcing our rights. In addition, enforcement of our proprietary rights may require lengthy and expensive litigation. We have attempted to protect some of the trade names and trademarks used for our products by registering them with the U.S. Patent and Trademark Office, but we must rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide the same remedies as are granted to federally registered trademarks, and the rights of a common law trademark are limited to the geographic area in which the trademark is actually used. Our inability to protect our intellectual property could have a material adverse impact on our ability to compete and could make it difficult for us to achieve a profit.

Risks Related to Our Securities and Other Risks

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stockless attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and results in increased costs to us and could have a negative effect on our results of operations, financial condition or business. As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources.

The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

We have broad discretion in the use of the net proceeds from any offerings and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from any offerings and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from any offering in a manner that does not produce income or that loses value.

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

We only became a public company in October 2020. The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cashflow and financial condition after we commence operations.

Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

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Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

At January 30, 2025, our officers and directors are the beneficial owners of approximately 16.0% our issued and outstanding voting securities. As a result, they possess significant influence over our elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.

Our Second Amended and Restated Certificate of Incorporation contains an exclusive forum provision for certain claims, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, New York shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s shareholders or (c) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees and may discourage lawsuits with respect to such claims. This provision does not apply to actions arising under the Exchange Act or Securities Act.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

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Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. Furthermore, the Board of Directors has the ability to increase the size of the Board and fill newly created vacancies without stockholder approval. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

Our common stock may become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	Make a special written suitability determination for the purchaser;
●	Receive the purchaser’s prior written agreement to the transaction;
●	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
●	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Although our common stock is not currently subject to these rules, it were to become subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders and we will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Bigger Warrants. Unless otherwise specified in the applicable prospectus supplement, we intend to use these proceeds, if any, for general working capital purposes.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Stockholders under this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividends on our capital stock to date.  We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Nevada law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

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MARKET INFORMATION

Our Common Stock and warrants are currently listed on Nasdaq under the symbols “SHOT” and “SHOTW”, respectively. As of March 30, 2025, there were 42 holders of record of our Common Stock and no holders of record of the warrants. The actual number of stockholders of our Common Stock and the actual number of holders of the warrants is greater than the number of record holders and includes holders of our Common Stock or our warrants whose shares of Common Stock or our warrants are held in street name by brokers and other nominees.

BUSINESS

Safety Shot Inc. (NASDAQ: SHOT) was formerly known as Jupiter Wellness Inc. In August 2023, the Company successfully completed the asset purchase of the Safety Shot Dietary Supplement from GBB Drink Lab, Inc. (“GBB”), thereby gaining ownership of various assets, including the intellectual property, trade secrets, and trademarks associated with its dietary supplement (the “Safety Shot Dietary Supplement”). Concurrently with the asset purchase, the Company changed its name to Safety Shot, Inc. and changed its NASDAQ trading symbol to SHOT. The Company launched its e-commerce sale of the Safety Shot Dietary Supplement in December 2023. On October 9, 2024, the Company renamed the Safety Shot Dietary Supplement as the “Sure Shot Dietary Supplement”.

The Sure Shot Dietary Supplement has been formulated to reduce the accumulation of blood alcohol. Noteworthy is the fact that the Sure Shot Dietary Supplement comprises 28 active ingredients, all falling under the Generally Regarded As Safe (GRAS) category. Under sections 201(s) and 409 of the Federal Food, Drug, and Cosmetic Act (the Act), any substance that is intentionally added to food is a dietary supplement, that is subject to premarket review and approval by the FDA, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use, or unless the use of the substance is otherwise excepted from the definition of a dietary supplement.

It’s crucial to note that the Sure Shot Dietary Supplement is currently manufactured in a facility adhering to Good Manufacturing Practices (GMP), ensuring the highest standards of quality and safety throughout its production process. The Company currently maintains a workforce comprising eight full-time employees of its own.

Specializing in Consumer Packaged Goods, our focus centers on the commercialization of a 12-ounce product positioned as a dietary supplement. Beyond our existing product, we are actively pursuing a future product line, including a convenient powdered stick pack version and a 4-ounce version of the Sure Shot Dietary Supplement.

The Company has discontinued the historical product lines of Jupiter Wellness which included a diverse range of products, such as hair loss treatments, vitiligo solutions, and sexual wellness products, that catered to different health and wellness needs and our commitment to supporting health and wellness by developing innovative solutions to a range of conditions. In connection therewith, on September 24, 2024 the Company entered into a Separation and Exchange Agreement with its subsidiary Caring Brands, Inc. whereby Caring Brands will seek to commercialize this product line. Caring Brands will be responsible for all costs associated with the operation of that line of business. The Company will focus its efforts on the commercialization of the Sure Shot Dietary Supplement. The Company will retain ownership of 3,000,000 shares of Caring Brands, Inc.

The Company entered into a stock exchange agreement (the “Exchange Agreement”) with SRM Entertainment, Inc. (“SRM”) to govern the separation of SRM and the Company. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and the separation of SRM and the Company. The separation as set forth in the Amended and Restated Exchange Agreement with the Company closed August 14, 2023. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, SRM issued to the Company 6,500,000 shares of SRM Common Stock (representing 79.3% of SRM’s outstanding shares of Common Stock) in exchange for 2 ordinary shares of SRM Ltd owned by the Company (representing all of the issued and outstanding ordinary shares of SRM) (the “Share Exchange”). On August 14, 2023, SRM consummated its initial public offering, pursuant to which it sold 1,250,000 shares of its common stock at a price of $5.00 per share. In connection with the Share Exchange and SRM’s initial public offering, the Company distributed 2,000,000 shares of SRM’s common stock to the Company’s stockholders and certain warrant holders (out of the 6.5 million shares issued in May 2023) which occurred on the effective date of the Registration Statement but prior to the closing of the initial public offering. Following such distribution, the Company owns 4.0 million of the 9,450,000 shares of common stock outstanding and SRM is now a minority owned subsidiary of the Company.

To achieve our mission, we rely on our team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes individuals with scientific backgrounds, an experienced researcher, product developers, and business experts who collaborate to create new products and enhance existing ones. We also seek to partner with industry leaders and organizations to gain access to the latest technologies and expand our reach.

The Sure Shot Dietary Supplement is currently sold through e-commerce and in stores such as BevMo!. In addition, we are seeking to collaborate with other companies to license our intellectual property, to create additional revenue streams and expand our global presence. At present, we do not experience concentration risk or dependence on major customers.

We maintain a diverse network of raw material suppliers integral to our production processes. Acquisition strategies encompass both direct procurement and collaborative efforts with our co-packers. The selection of suppliers is contingent upon various factors, including ingredient specificity, availability, and other essential considerations. Notably, these suppliers coincide with those currently providing materials to other facilities engaged in the manufacturing of drinks, powders, tablets, and capsules. Our roster of suppliers comprises reputable entities such as Jiaherb, Compound Solutions, Kyowa-Hakko, Mitsubishi Ingredients, Nura, Sensapure Flavors, Brenntag, E3 Ingredients, Ingredients Online, among others. This strategic alliance with established industry players underscores our commitment to sourcing high-quality raw materials essential for the production of our innovative product line. Furthermore, our approach to supplier relationships reflects a dedication to maintaining a seamless and reliable supply chain. We believe that this not only ensures the consistency of our current offerings but also positions us favorably for future developments. The Management believes that as we continue to expand our product portfolio, we believe that these partnerships with trusted suppliers play a pivotal role in upholding the standards that we expect of our brand.

Products Roadmap

The Sure Shot Dietary Supplement was launched on our own website and through Amazon in December 2023 and with several Big Box stores. The Company is advancing several product formats and formulations to continue to offer a wide array of products that can be purchased at various locations that coincide with consumer shopping habits. In particular, the Company plans to continue to develop new flavors for each of its current SKUs (12oz., 4 oz. and “Stick Pack”. In addition, the current formula will be offered at various dosages and the Company plans to conduct additional research studies as follows: assessing varying dosages of the Sure Shot Dietary Supplement against body weight, gender and age, examining several current and proposed ingredients with respect to their specific role in reducing BAC and how they affect the enzymatic activity associated with the metabolism of alcohol, and finally, examining additional markers with respect to improving post-alcohol consumption symptoms and feelings.

The Company intends to perform the additional research studies in Q2 and Q3 of 2025. The Company will continue to sponsor the studies and intends to work with the Center for Applied Health Sciences (“CAHS”) in Canfield, OH. The participants will be selected based upon the parameters of the individual studies and the Company will follow the same protocols employed in the clinical trials at the CAHS described in more detail below in “Research and Development.”

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Research and Development

Our research and development team in continually looking to develop new therapeutic products, while continually improving and enhancing our existing products and product candidates to address customer demands and emerging trends.

We have conducted extensive informal research and experimentation involving a substantial number of volunteers under the influence of alcohol. Our findings indicate that the Sure Shot Dietary Supplement can reduce a person’s Blood Alcohol Content, as measured by the premier Breathalyzer on the market. We have recently completed our clinical trials of the Sure Shot Dietary Supplement which have shown a statistically significant reduction in the Blood Alcohol Content (“BAC”) of the participants. The observable enhancements in cognitive abilities among the test subjects have been carefully documented.

The clinical trials took place from January 29, 2024, through June 10, 2024, at the CAHS located at 6570 Seville Drive, Canfield, OH 44406. The clinical trials were sponsored and paid for by the Company and consisted of 36 participants with a mean age of 36.3 years that were selected through advertising of the study. The Company did not inquire about the participants typical level of alcohol consumption but each participant had to qualify based upon a complete medical history questionnaire, release from physicians and submitting to a standard bloodwork panel. Each participant consumed exactly 100 mL of alcohol and the BAC of the participants ranged from 0.047 % to 0.068%. The participants were not employees of the Company nor affiliated with the Company in any way. The clinical trials were a double-blind, randomized, placebo-controlled study that found that within 30 minutes of the consumption of the Sure Shot Dietary Supplement, the monitored participants saw a statistically significant drop of p=.002 in BAC and continued to see measurable drops in successive 30-minute increments. The results were measured by using a DOT-approved BACtrack S80 Breathalyzer on the participants to determine their BAC after ingesting several alcoholic beverages, followed by drinking 12 ounces of the Sure Shot Dietary Supplement and then measuring the participants’ BAC 30 minutes later. In addition, cognitive responses were measured using the Visual Analogue Scale (“VAS”) and physical function assessed at the same intervals as the blood draws and breathalyzer assessments to correlate to function. The VAS consisted of a 10 cm, straight line with end points that measured from low-to-high for a number of physical feelings and sensations. The participants were asked to mark a point on the line that corresponded with their experience. The distance from the end to the point marked by the participant was then measured in millimeters to quantify their level of sensation. On each visit, participants were asked to perform the VAS tests and the VAS assessed subjective ratings for head discomfort (headache), nausea, fatigue, energy, tiredness, thirst and ability to concentrate. The Company also conducted further physical assessment by monitoring biometric measurements such as blood pressure and heart rate at various intervals. The key assumptions in the study were that the participants would demonstrate a marked decrease in BAC following the consumption of the Sure Shot Dietary Supplement versus that of the placebo. In addition, the study assumed that the participants would feel better and demonstrate marked improvement in cognitive skills and physical function following the consumption of the Sure Shot Dietary Supplement versus that of the placebo. The Company had previously observed in our numerous, pre-clinical tests that participants who consumed significant amounts of alcohol (more than two drinks) experienced marked and rapid reductions in their BAC when measured by BACTrack S80 breathalyzers after consumption of the Sure Shot Dietary Supplement. In addition, the Company observed in the pre-clinical tests that the participants showed significant improvement in motor function and reduction in slurred speech and other markers commonly associated with alcohol consumption. These findings led the Company to continue to develop the Sure Shot Dietary Supplement and commission a clinical study to prove our hypothesis. There were five adverse events amongst the participants in the study. Four of the adverse events were associated with the Sure Shot Dietary Supplement (three felt nauseous and one developed a rash) and none of the adverse events were serious. The final adverse event was associated with congestion of the placebo.

Since approximately 2010, the Company has performed 100s of pre-clinical tests in an effort to develop and perfect the Sure Shot Dietary Supplement. These informal, pre-clinical tests included friends, family and other volunteers who consumed alcohol at varying levels and then were tested prior to the consumption of the Sure Shot Dietary Supplement. The pre-clinical tests were neither peer reviewed nor were the subjects screened prior to their participation. In addition, the VAS was not used nor were there any placebos or other control measures taken in the pre-clinical tests and as such these tests are considered informal and non-clinical. The participants’ BAC was measured by using the BacTrack S80 after the consumption of various amounts of alcohol and prior to the consumption of the Sure Shot Dietary Supplement and then at 30 minutes, 45 minutes and one-hour intervals after consumption of the Sure Shot Dietary Supplement so we could assess the efficacy of the Company’s R&D efforts at that point in time. The Company also observed motor function skills such as walking, balancing and speech at the same intervals following the consumption of 12 ounces of the Sure Shot Dietary Supplement. The Company defined and noted the significant improvement in each area by observing participants’ walk and whether a participant’s gait was unsteady, or whether their balance was off while standing and whether their speech was clear or slurred. The Company incurred research and development expenses of $271,719 and $100,591 for the years ended December 31, 2024 and 2023, respectively.

Sales and Marketing

We primarily sell our products through e-commerce websites including Amazon and through retail stores such as BevMo!. To drive loyalty, word-of-mouth marketing, and sustainable growth, we invest in customer experience and customer relationship management. Our marketing investments are directed towards driving profitable growth through advertising, public relations, and brand promotion activities, including digital platforms, sponsorships, collaborations, brand activations, and channel marketing. Additionally, we continue to invest in our marketing and brand development efforts by investing capital expenditures on product displays to support our channel marketing via our retail partners. We launched the Sure Shot Dietary Supplement in stores such as BevMo! in the second quarter of 2024.

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Manufacturing, Logistics and Fulfillment

We outsource the manufacturing of our products to contract manufacturers, who produce them according to our formulation specifications. Our products are manufactured by contract manufacturers in India and the US. The majority of our products will then be shipped to third-party warehouses and to our corporate offices, which can either transport them to our distributors, retailers, or directly to our customers. Our third-party warehouses are located in the US. We use a limited number of logistics providers to deliver our products to both distributors and retailers, which allows us to lessen order fulfillment time, cut shipping costs, and improve inventory flexibility.

Our Competitive Strengths

We are committed to driving continuous improvement through innovation. Since our inception, we have made significant investments in research and development and have acquired a substantial portfolio of intellectual property, which continues to grow each year. Our commitment to innovation has allowed us to create unique products that address unmet needs in the market, all backed by rigorous clinical research. We believe that our focus on research and development is designed to enable us to stay ahead of the curve and provide our customers with products that are not only effective but also innovative. We take pride in our patent portfolio and the continuous growth we have achieved, as we believe that it showcases our dedication to creating new and unique solutions for our customers. By staying committed to innovation, we are confident in our ability to meet the ever-changing needs of the health and wellness market. We believe that the Sure Shot Dietary Supplement stands as a unique product in the liquid dietary supplement market. Nevertheless, our competitive landscape includes many companies involved in the production of health and welfare products, including beverages.

Recent Developments

Settlement Agreement with Bigger Capital

On January 20, 2025, the Company entered into the Bigger Settlement Agreement. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024. Pursuant to the Bigger Settlement Agreement, the Company agreed to pay or issue to Bigger Capital the following: (i) pay Bigger Capital $375,000; (ii) issue the Secured Convertible Bigger Note in the principal amount of $1.75 million maturing on December 31, 2026; (iii) the Convertible Bigger Note in the principal amount of $3.5 million maturing June 30, 2025; and (iv) 5,332,889 shares of common stock issuable upon the exercise of the Bigger Warrants, at an exercise price of $0.4348 per share. A significant shareholder of the Company and Bigger Capital entered into a voting agreement in favor of Bigger Capital in addition to the Bigger Settlement Agreement. The Bigger Settlement Agreement is filed herein as Exhibit 10.32. The Secured Convertible Bigger Note is filed herein as Exhibit 4.5 and the Convertible Bigger Note is filed herein as Exhibit 4.6.

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The Secured Convertible Bigger Note

The Secured Convertible Bigger Note accrues interest on the unpaid principal amount therein at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, or (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms hereof, and shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest accruing hereunder shall be paid either in cash or in shares of the common stock.

At the option of its holder, the holder of the Secured Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Secured Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Secured Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Secured Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Secured Convertible Bigger Note Conversion Price” means the lesser of (i) $0.5435 per share and (ii) the closing price of the Company’s common stock, as reflected on Nasdaq.com, immediately preceding the date of Stockholder Approval (as defined below), subject to adjustment as provided in the Secured Convertible Bigger Note.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated under the Secured Convertible Bigger Note and the other Transaction Documents (as defined in the Secured Convertible Bigger Note), including, without limitation, the issuance of all of the shares of common stock issuable thereunder, including in an amount that would, when aggregated with (i) the number of shares issued upon any prior conversions of the Convertible Bigger Note, and (ii) the number of shares issued upon any prior exercises of the Bigger Warrant, exceed 19.99% of the issued and outstanding Common Stock on January 20, 2025, at a price less than the market value of the Company’s common stock on January 20, 2025.

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The Convertible Bigger Note

Interest shall accrue on the unpaid principal amount of the Convertible Bigger Note at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms of the Convertible Bigger Note, or (iii) the date the Company otherwise satisfies its Repayment Obligation (as defined in Convertible Bigger Note) in respect of such outstanding principal amount via an Alternative Payment Method (as defined in Convertible Bigger Note).

Upon the maturity date of the Convertible Bigger Note, at the Company’s discretion, the Company will have the option to either (i) repay the Convertible Bigger Note in full including any accrued interest, (ii) issue a $2,000,000 SAFE Note, or (iii) the Replacement Bigger Note, a $4.5 million convertible note bearing a 9% interest rate, maturing on December 31, 2027. The form of the Replacement Bigger Note is filed herein as Exhibit 4.8.

At the option of its holder, the holder of the Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Convertible Bigger Note Conversion Price” means $0.5435 per share, subject to adjustment as provided under the Convertible Bigger Note.

The Bigger Warrants

Pursuant to the Bigger Settlement Agreement, the Company agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 warrants exercisable for $0.43 (the latter warrants, the “Bigger Warrants”). The Bigger Warrants contain customary adjustment provisions and representation and warranties. The Bigger Warrants are exercisable for a five year period following their issuance date. The Bigger Warrants are filed herein as Exhibit 4.7.

Registration Rights

Pursuant to the Bigger Settlement Agreement, the Company shall promptly file a registration statement for shares of the Company’s Common Stock equal to 150% of the shares initially issuable upon exercise of the Bigger Notes (the “Registrable Bigger Securities”), which filing shall be no later than ten (10) business days after the execution of the Settlement Agreement. The Company shall diligently take all steps necessary for the registration statement to become effective as soon as practicable and shall thereafter maintain the registration statement until the Registrable Bigger Securities are sold. Upon receiving notification from the SEC that either the registration statement relating to the Registrable Bigger Securities have received a “no review” from the SEC or that the SEC has no additional comments to the registration statement, the Company will take all action necessary to ensure that the registration statement has been declared effective within two business days of either such notification.

Amendment to the Bigger Settlement Agreement

On April 1, 2025, the Company entered into the Amendment to the Bigger Settlement Agreement, effective as of January 20, 2025, which provided for the following:

(a) In consideration of Bigger Capital agreeing to not convert the Convertible Bigger Note in the principal prior to July 21, 2025, the Company will pay Bigger Capital ten percent (10%) of the gross proceeds the Company receives (i) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring prior to the maturity date of the Convertible Bigger Note (June 30, 2025, and each such capital raise specified in clause (i) of this paragraph, a “pre-maturity Financing”) to pay down the Company’s obligations owed under the Secured Convertible Bigger Note and (ii) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring after the maturity date of the Convertible Bigger Note (each such capital raise specified in clause (ii) of this paragraph, a “post-maturity Financing,” and together with any pre-maturity Financing, each, a “Financing”), with the proceeds of any such post-maturity Financing being applied: (x) first, if the Company has satisfied its obligations under the Convertible Bigger Note via an Alternative Payment Method (as defined in the Convertible Bigger Note), to pay down the Company’s obligations owing under the $2 million SAFE or the Replacement Bigger Note to be issued by the Company to Bigger Capital in connection with such Alternative Payment Method, as applicable, until the Company’s obligations under such SAFE or Convertible Bigger Note are paid in full, and (y) second, to the Company’s obligations owing under the Secured Convertible Bigger Note, until the Company’s obligations under the Secured Note are paid in full.

The Company agreed to pay Bigger Capital any proceeds to which Bigger Capital is entitled pursuant to the immediately preceding paragraph within 2 business days of the Company’s actual receipt thereof and that such proceeds shall be applied to payment of the Company’s obligations under the applicable instrument, first to accrued unpaid interest thereon, and second to outstanding principal thereof.

(b) Subject to the Company consummating a pre-maturity Financing by April 18, 2025, and provided the Company complies with its obligations under clause (a) above, Bigger Capital agreed to extend the Effectiveness Deadline (as defined in the Bigger Settlement Agreement) of the Registration Statement (as defined in the Bigger Settlement Agreement) from April 5, 2025 to May 2, 2025.

A copy of the Amendment to the Bigger Settlement Agreement is filed herein as Exhibit 10.51.

Settlement Agreement with Intracoastal Capital, LLC

On January 14, 2025, the Company entered into the Intracoastal Settlement Agreement with Intracoastal Capital. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 655967/2023. Pursuant to the Intracoastal Settlement Agreement, the Company agreed to issue to Intracoastal Capital the following: (i) the Intracoastal Settlement Shares and (ii) a settlement payment of $175,000. The number of Intracoastal Settlement Shares shall be the greater of the Initial Share Amount (as defined below) or the Adjusted Share Amount (as defined below).

“Adjusted Share Price” means the lesser of (i) the volume weighted average price of the Company on the five trading days prior to the day that the registration statement registering the Intracoastal Settlement Shares becomes effective or (ii) the closing price for the Company on the day prior to such registration statement becomes effective. In such event, the Company shall deliver within two (2) business days additional shares of common stock so that Intracoastal Capital receives, in total, an amount equal to 875,000 divided by the Adjusted Share Price.

“Initial Share Amount” means an amount equal to 875,000 divided by the Initial Share Price. The Initial Share Amount shall be subject to adjustment if the Adjusted Share Price is lower than the Initial Share Price.

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“Initial Share Price” means the lesser of the volume weighted average price for the Company, as reported on the Nasdaq, on the five trading days prior to the execution of the Intracoastal Settlement Agreement, or (ii) the closing price of the Company, as reported on the Nasdaq on the day prior to the execution of the Intracoastal Settlement Agreement.

The Intracoastal Settlement Agreement is filed herein as Exhibit 10.33.

Consulting Agreement with Blue Capital S.A., LLC

On January 18, 2025, the Company entered into a Consulting Agreement with Blue Capital S.A., LLC., a United Arab Emirates limited company (“Blue Capital”) pursuant to which Blue Capital shall provide the Company with services as stated therein, for a period of five (5) year term commencing on February 1, 2025. The Company shall issue to Blue Capital 4,545,454 options to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at $0.44 per shares (the “Blue Capital Options”). The Blue Capital Options shall vest in equal quarterly installments such that 2,272,727 Options shall vest on August 1, 2025, and 2,272,727 Blue Capital Options shall vest on February 1, 2026. The Consulting Agreement with Blue Capital is filed as Exhibit 10.34.

PIPE Investment

On January 17, 2025, the Company entered into a Securities Purchase Agreement with one accredited investor for the purchase of 2,277,389 shares for gross proceeds of $1,000,000 at a price of $0.4391 per share, which reflects a 20% discount from the closing price of the common stock on January 14, 2025. The Securities Purchase Agreement is filed herein as Exhibit 10.35.

Notice of Nasdaq Listing Deficiency

On January 2, 2025, the Company received a notice from Nasdaq that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive days, and that we are therefore not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Nasdaq’s notice has no immediate effect on the listing or trading of our common stock on the Nasdaq Capital Market.

The notice indicates that we will have 180 calendar days, until July 1, 2025, to regain compliance with this requirement. We can regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of our common stock is at least $1.00 per share for a minimum of ten (10) consecutive business days during the 180-day compliance period.

If the Company does not regain compliance during the initial compliance period, we may be eligible for an additional 180 day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of our publicly held shares and all other Nasdaq initial listing standards, with the exception of the minimum bid price requirement under Rule 5550(a)(2), and we would need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we expect that Nasdaq will notify us that our common stock will be subject to delisting. We will have the right to appeal a determination to delist our common stock, and our common stock would remain listed on The Nasdaq Capital Market until the completion of the appeal process.

We intend to actively monitor the minimum bid price of our common stock and may, as appropriate, consider available options to regain compliance with Rule 5550(a)(2), including undertaking a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with Rule 5550(a)(2).

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Arrangement Agreement with Yerbae Brands Corp.

On January 7, 2025, the Company entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) with Yerbaé Brands Corp., (“Yerbaé”), a corporation organized under the laws of the Province of British Columbia, pursuant to which, among other things, the Company will acquire all of the issued and outstanding common shares of Yerbaé (the “Arrangement”). The Arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) and is subject to approval by the Supreme Court of British Columbia (the “Court”), the stockholders of the Company and the shareholders of Yerbaé, among other customary closing conditions for a transaction of this nature and size.

Consideration

On the terms and subject to the conditions of the Arrangement Agreement and the Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”) all of the common shares of Yerbaé then issued and outstanding immediately prior to the Effective Time (including the common shares of Yerbaé to be issued on the settlement of all of the performance share units and restricted share units of Yerbaé, which will be settled immediately prior to the Effective Time) will be acquired by the Company in consideration for the right to receive an aggregate of 20,000,000 shares of common stock of the Company (collectively, the “Consideration Shares”). Each option (each a “Replaced Option”) to purchase common shares of Yerbaé outstanding immediately prior to the Effective Time (whether or not vested) will be deemed to be exchanged for an option (“Replacement Option”) entitling the holder to purchase shares of common stock of the Company. The number of shares of common stock of the Company underlying each Replacement Option will equal the number of common shares of Yerbaé underlying the corresponding Replaced Option multiplied by the exchange ratio. The exercise price of each Replacement Option will equal the exercise price of the corresponding Replaced Option divided by the exchange ratio and each Replacement Option will be fully vested. In accordance with the respective terms of Yerbaé’s outstanding warrants and debentures, the terms of each warrant and debenture of Yerbaé will entitle the holder thereof to receive, upon exercise or conversion, as applicable, in substitution for the number of Yerbaé common shares subject to such warrant or debenture, a number of shares of Company common stock. In addition, if the Arrangement is consummated, the Company will pay up to $500,000 of Yerbaé’s transaction expenses.

Representations and Warranties; Covenants

Pursuant to the Arrangement Agreement, each of the Company and Yerbaé made customary representations and warranties for transactions of this type. All of the representations and warranties of the Company and Yerbaé will expire and be terminated at the Effective Time. Each of the Company and Yerbaé have also agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the parties during the period between the date of the execution of the Arrangement Agreement and the Effective Time (the “Interim Period”) to, in all material respects, conduct their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other party, in each case, subject to certain exceptions and qualifications. The covenants and agreements of the Company and Yerbaé that by their terms are to be performed at or after the Effective Time shall, in each case, survive until fully performed.

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Closing Conditions

The respective obligations of each party to consummate the Arrangement are subject to the satisfaction or waiver of certain customary mutual closing conditions, including (i) the issuance of the interim and final orders by the Court with respect to the Arrangement; (ii) the adoption by the requisite Yerbaé shareholders of a resolution approving the Arrangement (the “Yerbaé Shareholder Approval”); (iii) the approval by the requisite Company stockholders of the issuance of the Consideration Shares and an amended and restated equity incentive plan reserving a number of shares of Company common stock equal to no less than 10% of the fully diluted shares of Company common stock issued and outstanding immediately following the Effective Time (the “Company Stockholder Approval”); (iv) the absence of any law or order prohibiting, rendering illegal or permanently enjoining the consummation of the Arrangement; (v) the obtainment of any regulatory approvals required in connection with the Plan of Arrangement, except for such approvals the failure of which to obtain would not reasonably be expected to have a material adverse effect on the parties or would not materially impede or delay the completion of the Arrangement; (vi) the approval by the TSX Venture Exchange; (vii) the approval of the listing of the Consideration Shares by Nasdaq; (viii) the exemption of the issuance of the Consideration Shares from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof; (ix) that the representations of the other party in the Arrangement Agreement are true and correct as of the date of the Arrangement Agreement and the Effective Time (subject to certain materiality qualifiers) and (x) that the other party will have complied in all material respects with its covenants in the Arrangement Agreement.

Additionally, the obligation of the Company to consummate the Arrangement is subject to the satisfaction or waiver of the following conditions, among others: (i) that there will not have occurred during the Interim Period any material adverse effect with respect to Yerbaé; (ii) that the Company shall have received Support Agreements (as defined below) from certain shareholders of Yerbaé representing not less than 40.1% of the issued and outstanding common shares of Yerbaé (collectively, the “Supporting Yerbaé Shareholders”) no later than 30 days following the date of the Arrangement Agreement (and such shareholders shall not have breached their obligations or covenants thereunder in any material respect as of the Effective Time); and (iii) that the Yerbaé shareholders shall have not validly exercised and not withdrawn dissent rights with respect to more than 5% of the common shares of Yerbaé then outstanding.

The obligation of Yerbaé to consummate the Arrangement is also conditioned upon (i) the Company appointing Todd Gibson to the board of directors of the Company as of the Effective Time and (ii) that there will not have occurred during the Interim Period any material adverse effect with respect to the Company.

The Arrangement Agreement is filed herein as Exhibit 10.36.

Equity Disbursement Agreement with Maxim Group LLC

On December 6, 2024, the Company entered into an Equity Disbursement Agreement (the “Sales Agreement”) with Maxim Group LLC (the “Sales Agent”) pursuant to which the Company may offer and sell, from time to time, in its sole discretion, shares of its common stock, having an aggregate offering price of up to $5,000,000, subject to certain limitations on the amount of common stock that may be offered and sold by the Company set forth in the Sales Agreement. The Company is not obligated to make any sales of common stock under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

Any shares offered and sold in the at-the-market offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-267644), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on September 28, 2022, and declared effective on November 9, 2022, and the prospectus supplement relating to the at-the-market offering filed with the SEC on December 6, 2024, and any applicable additional prospectus supplements related to the at-the-market offering that form a part of the registration statement.

The Sales Agent may sell the shares of common stock by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made through Nasdaq, or any other trading market for the common stock, sales made to or through a market maker other than on an exchange or through an electronic communications network, or in negotiated transactions pursuant to terms set forth in a placement notice delivered by the Company to the Sales Agent under the Sales Agreement. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of Nasdaq, to sell the shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Sales Agent is not obligated to purchase any shares of common stock on a principal basis pursuant to the Sales Agreement.

The Company will pay the Sales Agent a commission equal to 3.0% of the gross sales proceeds of any shares sold through the Sales Agent under the Sales Agreement, and also has provided the Sales Agent with customary indemnification and contribution rights. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Sales Agreement is filed as Exhibit 10.37.

Separation and Exchange Agreement with Caring Brands, Inc.

On September 24, 2024, the Company entered into a Separation and Exchange Agreement (the “Separation Agreement”) with Caring Brands, Inc., a Nevada corporation (“CB Nevada”), Caring Brands, Inc, a Florida corporation (“CB Florida”) and Brian S. John, as the representative of the shareholders of CB Florida (the “Representative”). The Company, along with the other shareholders of CB, exchanged 100% of the issued and outstanding shares of common stock of CB Florida (the “Exchange”) for the CB Nevada shares of common stock, including the 3,000,000 shares of CB Nevada common stock received by the Company. Pursuant to the Separation Agreement, the Company’s business segment that creates and sells innovative wellness consumer products industries (the “CB Business”) along with the assets, intellectual property and liabilities related thereto were transferred to CB Nevada.

The Separation Agreement is filed herein as Exhibit 10.38.

Consulting Agreement with Core 4 Capital Corp.

On September 23, 2024, the Company entered into a Consulting Agreement with Core 4 Capital Corp. (“Core 4 Consulting Agreement”), a New York corporation (“Core 4”), pursuant to which Core 4 shall provide the Company with services as stated therein, for a period of six (6) month term commencing on October 1, 2024. The Company shall issue 1,250,000 shares of the Company’s restricted stock. This stock will vest in equal quarterly installments such that 625,000 shares shall vest on December 31, 2024, and 625,000 shares shall vest on March 31, 2025.

The Company’s President, Jordan Schur is a 15% owner of Core 4 but is not an officer or director of this entity. Other shareholders of Core 4 are also members of Mr. Schur’s immediate family (but not dependents).

The Core 4 Consulting Agreement is filed as Exhibit 10.39.

Core 4 Capital Corp. Stock Purchases

On August 30, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of (i) 3,370,787 shares of the Company’s common stock at a price of $0.89 per share which was the closing price on August 29, 2024; and (ii) 3,370,787 warrants to purchase shares of common stock at a price of $0.125 per warrant. These warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.89. The Company’s President, Jordan Schur, is a 15% owner of the Investor, but is not an officer or director of such Investor. Other shareholders of the Investor are also members of Mr. Schur’s immediate family (but not dependents). The Company did not pay any commissions in connection with this offering and expects net proceeds of approximately $3,421,348 from the offering. This Securities Purchase Agreement is filed as Exhibit 10.40. The form of these warrants is filed as Exhibit 10.41.

On June 27, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of 943,396 shares of common stock of the Company at a price of $1.06 per share, which was the closing price on June 27, 2024). The Company paid no commissions in connection with this securities purchase and the net proceeds were approximately $1,000,000. This Securities Purchase Agreement is filed as Exhibit 10.42.

On April 4, 2024, the Company entered into a Securities Purchase Agreement with Core 4 Capital Corp. for the purchase of 2,369,668 shares of the Company’s common stock to Core 4 Capital Corp. at a price of $2.11 per share, which was the closing price on April 4, 2024. The Company paid no commissions in connection with this securities purchase and net proceeds thereto were approximately $4,975,000. This Securities Purchase Agreement is filed as Exhibit 10.43.

Management Employment Agreements

John Gulyas Employment Agreement

On December 16, 2024, the Company entered into an employment agreement (“Gulyas Agreement”) with John Gulyas, pursuant to which Mr. Gulyas will serve as the Company’s Executive Chairman of the board of directors. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

The Gulyas Agreement is filed herein as Exhibit 10.44.

Jordon Schur Employment Agreement

On December 16, 2024, the Company entered into an employment agreement with Jordon Schur (the “Schur Agreement”), pursuant to which Mr. Schur will serve as the Company’s President. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits. The Schur Agreement is filed as Exhibit 10.45.

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Jarrett Boon Employment Agreement

On December 16, 2024, the Company entered into an employment agreement with Jarrett Boon (the “Boon Agreement”), pursuant to which Mr. Boon will serve as the Company’s Chief Executive Officer. The Agreement provides for (A) a $300,000 annual base salary paid in equal installments on the Company’s regular pay dates no less frequently than bi-monthly, (B) a restricted stock award of 1,000,000 shares of Company’s common stock fully vested as of the date therein, (C) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $500,000 for Q1 and Q2 of 2025, (D) an incentive bonus of $100,000 and 500,000 restricted shares of Company’s common stock if the Company achieves a combined revenue of $1,000,000 for Q3 and Q4 of 2025, and (E) other customary employee benefits.

The Boon Agreement is filed as Exhibit 10.46.

Danielle De Rosa Employment Agreement

On April 22, 2024, the Company entered into an employment agreement with Danielle De Rosa (the “De Rosa Employment Agreement”), pursuant to which Ms. Rosa will serve as the Company’s Chief Financial Officer. As consideration for her services, the Company will pay Ms. Rosa a salary of $250,000 per annum, which salary is payable bi-monthly. Subject to suitable business conditions, Ms. Rosa may receive a 5% pay increase payable to her at each one-year anniversary from the commencement of the De Rosa Employment Agreement. The Company will also award 200,000 stock options to Ms. Rosa, granted at a strike price equal to the closing market price on the date that Ms. De Rosa first starts to work for the Company as an independent consultant. These stock options will vest on a quarterly basis, in equal installments over three years. The stock options will terminate on the fifth year anniversary of their date of issuance.

The De Rosa Employment Agreement is filed as Exhibit 10.47.

January 2023 Pipe Investment

On January 19, 2023, the Company entered into a Securities Purchase Agreement with certain purchasers, for the issuance of 8,631,574 common stock warrants at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share , with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering. Concurrently to the PIPE Agreement, the Company entered into a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”). The Common Stock was issued pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333-267644) and declared effective on November 9,2022. The aggregate gross proceeds to the Company from both the PIPE Offering and the RD Offering were approximately $4.1 million, with the purchase price of one share, one 3-year warrant and one 5-year warrant as $0.95. The net proceeds were $3,450,675.

Asset Purchase

On July 10, 2023, the Company entered into an asset purchase agreement with GBB Labs, Inc., a Delaware corporation set up as an acquisition company (“GBB Labs”), GBB Drink Lab Inc., a Florida corporation (“GBB Drink”), 2V Consulting LLC, a Florida limited liability company, the Jarrett A Boon Revocable Trust Dated October 22, 2014, Gregory D. Blackman, an individual and Brothers Investment 7777, LLC. Pursuant to this asset purchase agreement, GBB Labs purchased certain assets relating to the Safety Shot Dietary Supplement for a consideration comprising of: (a) the sum of Two Hundred Thousand U.S. Dollars (US $200,000) (the “Cash Purchase Price”); and (b) 5,000,000 Common Shares (the “Consideration Shares” and together with the Cash Purchase Price, collectively, the “Purchase Price”). The asset purchase was closed on August 31, 2023.

Intellectual Property

As of the date hereof, the Company owns five patents, including the patent (US 9,186,350 B2) and patent (US 10,028,991 B2) for the composition of the Sure Shot Dietary Supplement used for minimizing the harmful effects associated with alcohol consumption by supporting the metabolism of alcohol. US 9,186,350 B2 (the “350 Patent”), relates to an early version of the Sure Shot Dietary Supplement and is owned by the Company. The 350 Patent is a utility patent that covers the United States jurisdiction and expired on December 25, 2023. US 10,028,991 B2 (the “991 Patent”) is a continuation of the 350 Patent and relates to the Sure Shot Dietary Supplement and is owned by the Company. The 991 Patent is a utility patent that covers the United States jurisdiction and expires on November 5, 2035. In and around September of 2024, the Company received a Notice of Allowance for a new patent U.S. Patent Application No. 18/395,565 that relates to current version of the Sure Shot Dietary Supplement. This patent will be a utility patent and cover the United States jurisdiction. The Company owns three additional patents that relate to legacy products that the Company neither currently sells nor has any plans to sell in the future.

Government Regulation

The Sure Shot Dietary Supplement

The production, distribution and sale in the United States of the Sure Shot Dietary Supplement is subject to various U.S. federal, state and local regulations, including but not limited to: the Federal Food, Drug and Cosmetic Act (“FD&C Act”); the Occupational Safety and Health Act and various state laws and regulations governing workplace health and safety; various environmental statutes; the Safe Drinking Water and Toxic Enforcement Act of 1986 (“California Proposition 65”); data privacy and personal data protection laws and regulations, including the California Consumer Privacy Act of 2018 (as modified by the California Privacy Rights Act) and a number of other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, marketing, labeling, packaging, and ingredients of the Sure Shot Dietary Supplement.

We also may in the future be affected by other existing, proposed and potential future regulations or regulatory actions, including those described below, any of which could adversely affect our business, financial condition and results of operations.

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Furthermore, legislation and regulation may be introduced in the United States at the federal, state, municipal and supranational level in respect of each of the subject areas discussed below. Public health officials and health advocates are increasingly focused on the public health consequences associated with obesity and alcohol consumption, especially as they may affect children, and are seeking legislative change to reduce the consumption of sweetened and alcohol beverages.

We are subject to a number of regulations applicable to the formulation, labeling, packaging, and advertising (including promotional campaigns) of our products. In California, we are subject to California Proposition 65, a law which requires that a specified warning be provided before exposing California consumers to any product that contains in excess of threshold amounts of a substance listed by California as having been found to cause cancer or reproductive toxicity. California Proposition 65 does not require a warning if the manufacturer of a product can demonstrate that the use of the product in question exposes consumers to an average daily quantity of a listed substance that is below that threshold amount, which is determined either by scientific criteria set forth in applicable regulations or via a “safe harbor” threshold that may be established by the state, or the substance is naturally occurring, or is subject to another applicable exception. As of the date of this registration statement, we are not required to put a warning label on our product and our products are perfluoroalkyl and polyfluoroalkyl substances (“PFAS”) free. We are unable to predict whether a component found in our product might be added to the California list in the future. Furthermore, we are also unable to predict when or whether the increasing sensitivity of detection methodology may become applicable under this law and related regulations as they currently exist, or as they may be amended. If we are required to add warning labels to any of our products or place warnings in certain locations where our products are sold, it will be difficult to predict whether, or to what extent, such a warning would have an adverse impact on sales of our products in those locations or elsewhere. In addition, there has been increasing regulatory activity globally regarding constituents in packaging materials, including PFAS. Regardless of whether perceived health consequences of these constituents are justified, such regulatory activity could result in additional government regulations that impact the packaging of our beverages.

In addition, the U.S. Food and Drug Administration (the “FDA”) has regulations with respect to serving size information and nutrition labeling on food and beverage products, including a requirement to disclose the amount of added sugars in such products and regulations about whether a product qualifies as a drug. Further, the U.S. Department of Agriculture promulgated regulations requiring that, by January 1, 2022, the labels of certain bioengineered foods include a disclosure that the food is bioengineered. These regulations may impact, reduce and/or otherwise affect the purchase and consumption of our products by consumers.

All ingredients in the Sure Shot Dietary Supplement are deemed Generally Recognized as Safe (GRAS) and align with FDA standards, permitting their inclusion in supplements. In the event that the FDA or any governmental agency identifies an ingredient or aspect of our product as unsafe, we commit to promptly withdrawing that component in accordance with regulatory directives. From a product and sales perspective, there are no impediments or concerns raised by any governmental agency. It is essential to note that the Sure Shot Dietary Supplement is classified as a dietary supplement, exempt from the approval or filing requirements mandated for pharmaceutical drugs by the FDA or other regulatory authorities.

Employees

As of this prospectus, we had eight full-time employees. We believe our relations with our employees to be good.

Properties

Currently, we do not own any real property. We rent office space at 1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477 for $15,038 per month. The Company entered into the office lease effective July 1, 2021, which has a primary term of the lease of five years with one renewal option for an additional three years. As part of the Separation Agreement, Caring Brands, Inc. has agreed to assume to lease obligations upon it reaching certain milestones.

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MANAGEMENT

Item 10 of the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025, is incorporated herein by reference.

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EXECUTIVE COMPENSATION

Item 11 of the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025, is incorporated herein by reference.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Item 13 of the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025, is incorporated herein by reference.

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PRINCIPAL STOCKHOLDERS

Item 12 of the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025, is incorporated herein by reference.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders from time to time of up to an aggregate of 23,885,404 shares of our common stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the stockholder listed in the table below and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the Selling Stockholders’ interest in shares of our common stock covered by this prospectus.

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders and the aggregate amount of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholders and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.

Name of Selling Stockholders	Number of shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering
Bigger Capital LLC(3)	21,987,971	(1)	21,957,764	(2)	30,207
Intracoastal Capital, LLC(4)	1,965,982	(5)	1,927,640		38,342	(4)

(1)	Includes shares of common stock underlying the Bigger Notes and issuable upon the exercise of the Bigger Warrants, and shares of common stock beneficially owned by Bigger Capital, LLC prior to this Offering.
(2)	Includes shares of common stock underlying the Bigger Notes and issuable upon the exercise of the Bigger Warrants.
(3)	Michael Bigger is the principal of Bigger Capital LLC, has voting control and investment discretion over the securities reported herein that are held by Bigger Capital, LLC.
(4)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal Capital.
(5)	Includes shares underlying warrants previously issued to Intracoastal Capital.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding

As of March 25, 2025, there were 74,451,604 shares of our common stock outstanding.

Voting rights

Subject to the rights granted to holders of any preferred stock issued by us, each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

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Dividend rights

Subject to the rights granted to holders of any preferred stock issued by us, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Subject to the rights granted to holders of any preferred stock issued by us, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Under the terms of our second amended and restated certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Warrants

During 2020, the Company issued a total of 1,123,333 warrants, with each warrant to purchase one share of common stock, consisting of 1,073,333 warrants issued in connection with the Company’s initial public offering at an exercise price of $8.50 per share, expiring in October 2025, and 50,000 warrants issued in connection with the Endorsement Agreement with Tee-2-Green at an exercise price of $3.90, expiring in November 2025.

During 2021, the Company issued 525,001 warrants in relation to loans amounting to $3,150,000 to the Company issued by the investors. As of the date of this prospectus there are 1,648,334 warrants outstanding. The exercise price of these warrants was later adjusted to $0.93 per share. In addition, the Company issued 11,607,142 warrants to purchase common stock of the under public offering on July 21, 2021. These are the warrants for which the underlying shares are being re-registered hereunder. The exercise price of these warrants was later adjusted to $1.40 per share.

During the year ended December 31, 2022, the Company issued a total of 2,260,000 warrants with an exercise price of between $1.00 and $2.79 and five year terms in connection with two convertible promissory notes of which 1,200,000 were exercised in September 2023. During 2021 in connection with the issuance of three convertible promissory notes, the Company issued 525,000 warrants with an exercise price of $6.00 and five-year term. The exercise price of all of these warrants was later adjusted to $0.93 per share with the exception of 25,000 warrants which remain at $6.00 per share.

On January 20, 2025, the Company entered into the Bigger Settlement Agreement, pursuant to which, amongst other things, the Company agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 warrants exercisable for $0.43 (the latter warrants, the “Bigger Warrants”). The Bigger Warrants contain customary adjustment provisions and representation and warranties. The Bigger Warrants are exercisable for a five year period following their issuance date. The Bigger Warrants are filed herein as Exhibit 4.7.

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Options

During 2020, certain Directors and a consultant were granted stock options to purchase a total of 211,330 additional shares of the Company’s common stock. The options have a three-year term with an exercise price between $0.25 and $4.49. The relative fair value of the 2020 options using the Black-Scholes valuation model totals $251,526.

During the year ended December 31, 2021, the Company issued a total of 4,383,950 options with an exercise price between $0.25 and $5.59 each with a three-year term to its Officers and Directors. The relative fair value of the 2021 options using the Black-Scholes valuation model totals $5,043,730.

On December 30, 2022, the Company, in connection with the 2022 Equity Incentive Plan, granted the directors and officers of the Company options to purchase shares of common stock. The table below shows the options granted to each director and officers, and their respective terms.

Name	Options	Exercise Price	Term
Brian S John	1,050,000	$0.836	Five years from the grant date
Dr. Glynn Wilson	1,050,000	$0.7600	Five years from the grant date
Doug McKinnon	500,000	$0.7600	Five years from the grant date
Christopher Melton	50,000	$0.7600	Five years from the grant date
Dr. Skander Fani	50,000	$0.7600	Five years from the grant date
Nancy Torres Kauffman	50,000	$0.7600	Five years from the grant date
Gary Hermann	50,000	$0.7600	Five years from the grant date

In addition to the directors and officers, on December 30, 2022, the Company granted 100,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Markita Russell, Paul Jones and Zachary Greave, each. The company also granted 50,000 options to purchase shares of common stock, at an exercise price of $0.7600 and a five year term, to Mesers. Michelle Basantes, George Hall, and Dr. Hector Alia.

During the year ended December 31, 2022 the Company entered into an Investor Relations Consulting Agreement under the terms of which the Company issued 300,000 two-year options, immediately vested, with an exercise price of $1.00. The Company recorded an expense of $142,169 in connection with this issuance.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

Reporting	Number of	Term	Exercise	Market Price on Grant	Volatility	Fair
Date	Options	(Years)	Price	Date	Percentage	Value
7/10 – 8/1/23	450,000	3 - 5	$0.46-1.13	$0.46-1.13	158-160%	$271,547
1/17 – 3/27/24	4,745,000	5 - 10	$2.19-2.37	$2.19-2.37	155-162%	$10,278,150
1/16 – 3/11/24	5,420,000	2.5	$1.57-1.96	$1.57-1.96	119-121%	$6,633,848
6/14 – 6/14/24	75,000	5	$1.17	$1.17	155%	$81,186
5/16 – 6/26/24	135,000	2.5	$1.06-1.44	$1.06-1.44	120%	$100,765
09/10 – 09/1/24	300,000	5	$1.00	$.928	158%	$278,526

During the year ended December 31, 2022, the Company cancelled a total of 211,000 options to management and reallocated these to cover shares of the Company’s stock to be issued under the Company’s Incentive Stock Plan.

During the year ended December 31, 2022, the Company recognized $2,048,270 as compensation expense related to the option grants. At December 31, 2022 and 2021, the Company had 8,134,280 and 4,584,280 options outstanding, respectively.

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During the year ended December 31, 2023, the Company entered into five employment and director agreements under the terms of which the Company issued 400,000 five-year options, with quarterly vesting, with an exercise price between $0.49 and $1.13 and 50,000 three-year options, immediately vesting with an exercise price of $0.46. The total fair value of the options was $202,638. The fair value of the options is being amortized over the vesting period. The Company recognized $39,444 expense for the year ended December 31, 2023.

Subsequent to December 31, 2023, Mr. Guylas and Mr. Boon each purchased 1,050,000 of the above referenced options each from Mr. John and Dr. Wilson.

During the nine months ended September 30, 2024, the Company entered into nine consulting agreements under the terms of which the Company issued 5,120,000 options with vesting periods from immediate to one year with an exercise price between $1.00 and $2.37 and terms from five to ten years. The total fair value of the options totals $10,637,862. The Company recognized $6,585,000 expense for the nine months ended September 30, 2024.

Also during the nine months ended September 30, 2024, the Company granted 5,555,000 options to officers, director and employees of the Company. These options have vesting periods from immediate to three years with an exercise price between $1.06 and $2.01 and terms of five years. The total fair value of the options totals $6,734,614. The Company recognized $6,202,291 expense for the nine months ended September 30, 2024.

On September 6, 2024, the Company issued entered into a stock option agreement (the “WBC Agreement”) with Wall and Broad Capital, LLC, a Florida limited liability company (“WBC”), pursuant to which the Company issued WBC 300,000 options to purchase Company’s shares of common stock (the “Options”) with an exercise price of $1.00 per share. A copy of the WBC Agreement is filed herein as Exhibit 10.21.

2023 Private Placement of Warrants

On January 19, 2023, the Company entered into the PIPE Agreement with certain purchasers, for the issuance of 8,631,574 common stock warrants comprising of two common stock warrants, each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 warrants being immediately exercisable for two and one-half years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 warrants being immediately exercisable for four and one-half years following 6 months from the closing of the PIPE Offering. As a result of the spin off of SRM, these exercise price of these warrants adjusted to $0.93 per share and the amount of warrants adjusted to an aggregate of 9,218,521 warrants.

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Pursuant to the PIPE Agreements, registration rights agreement and the Warrants we agreed to file a registration statement and to cause such registration statement to become effective as promptly as practicable after filing, and are required to cause such registration statement to remain effective until the Common Stock offered hereby have been sold or may be freely sold without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 under the Securities Act. That registration statement became effective on July 3, 2023.

The entire discussion regarding the securities PIPE Agreements, registration rights agreement and related agreements is qualified in its entirety to the forms of such agreements which have been filed as exhibits to our Current Report on Form 8-K, filed with the SEC on January 25, 2023 which are incorporated by reference into the registration statement to which this prospectus forms a part.

In addition to the warrants related to the PIPE Agreements, During the year ended December 31, 2023, the Company entered into four Investor Relations Consulting Agreements under the terms of which the Company issued a total of 1,000,000 five-year warrants, with an exercise price between $1.00 and $6.00.

2024 Private Placements

On September 20, 2024, the Company entered into a Securities Purchase Agreement with one accredited investor for the purchase of 448,029 shares of common stock, which resulted in gross proceeds of $500,000 at a price of $1.12 per share, which reflects a 10% discount from the closing price of the common stock on September 20, 2024.

On August 30, 2024, the Company entered into a Securities Purchase Agreement with one accredited investor for the purchase of (i) 3,370,787 shares at a price of $0.89 per share, which was the closing price on August 29, 2024; and (ii) 3,370,787 warrants to purchase shares of common stock at a price of $0.125 per warrant. These warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $1.25 per share.

Bigger Warrants

Pursuant to the Bigger Settlement Agreement, the Company agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 warrants exercisable for $0.43 (the latter warrants, the “Bigger Warrants”). The Bigger Warrants contain customary adjustment provisions and representation and warranties. The Bigger Warrants are exercisable for a five year period following their issuance date.

Bigger Notes

On January 20, 2025, the Company entered into the Bigger Settlement Agreement. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024. Pursuant to the Bigger Settlement Agreement, the Company agreed to pay or issue to Bigger Capital the following: (i) pay Bigger Capital $375,000; (ii) issue a secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Bigger Note”); (iii) a convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Convertible Bigger Note,” and, together with the Secured Convertible Bigger Note, the “Bigger Notes”); and (iv) 5,332,889 shares of common stock issuable upon the exercise of common stock purchase warrants to purchase shares of common stock of the Company at an exercise price of $0.4348 per share (the “Bigger Warrants”). A significant shareholder of the Company and Bigger Capital entered into a voting agreement in favor of Bigger Capital in addition to the Bigger Settlement Agreement. The Bigger Settlement Agreement is filed herein as Exhibit 10.32. The Secured Convertible Bigger Note is filed herein as Exhibit 4.5 and the Convertible Bigger Note is filed herein as Exhibit 4.6.

The Secured Convertible Bigger Note

The Secured Convertible Bigger Note accrues interest on the unpaid principal amount therein at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, or (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms hereof, and shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest accruing hereunder shall be paid either in cash or in shares of the common stock.

At the option of its holder, the holder of the Secured Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Secured Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Secured Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Secured Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Secured Convertible Bigger Note Conversion Price” means the lesser of (i) $0.5435 per share and (ii) the closing price of the Company’s common stock, as reflected on Nasdaq.com, immediately preceding the date of Stockholder Approval (as defined below), subject to adjustment as provided in the Secured Convertible Bigger Note.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated under the Secured Convertible Bigger Note and the other Transaction Documents (as defined in the Secured Convertible Bigger Note), including, without limitation, the issuance of all of the shares of common stock issuable thereunder, including in an amount that would, when aggregated with (i) the number of shares issued upon any prior conversions of the Convertible Bigger Note, and (ii) the number of shares issued upon any prior exercises of the Bigger Warrant, exceed 19.99% of the issued and outstanding Common Stock on January 20, 2025, at a price less than the market value of the Company’s common stock on January 20, 2025.

The Convertible Bigger Note

Interest shall accrue on the unpaid principal amount of the Convertible Bigger Note at the rate of nine percent (9%) per annum from January 20, 2025 until the earlier to occur of (i) the date such unpaid principal amount is paid in full, (ii) the date such unpaid principal amount is converted into shares of the Company’s common stock, in accordance with the terms of the Convertible Bigger Note, or (iii) the date the Company otherwise satisfies its Repayment Obligation (as defined in Convertible Bigger Note) in respect of such outstanding principal amount via an Alternative Payment Method (as defined in Convertible Bigger Note).

Upon the maturity date of the Convertible Bigger Note, at the Company’s discretion, the Company will have the option to either (i) repay the Convertible Bigger Note in full including any accrued interest, (ii) issue a $2,000,000 SAFE Note, or (iii) a $4.5 million convertible note bearing a 9% interest rate, maturing on December 31, 2027.

At the option of its holder, the holder of the Convertible Bigger Note may convert all or any portion of the outstanding principal amount of the Convertible Bigger Note plus accrued and unpaid interest thereon, for a number of shares of common stock of the Company equal to the quotient obtained by dividing the dollar amount of such outstanding principal amount of the Convertible Bigger Note plus the accrued and unpaid interest thereon being converted by the Convertible Bigger Note Conversion Price (as defined below) as of the applicable conversion date.

“Convertible Bigger Note Conversion Price” means $0.5435 per share, subject to adjustment as provided under the Convertible Bigger Note.

The Bigger Warrants

Pursuant to the Bigger Settlement Agreement, the Company agreed to exchange the 1,650,050 warrants held by Bigger Capital for a total of 5,332,889 warrants exercisable for $0.43 (the latter warrants, the “Bigger Warrants”). The Bigger Warrants contain customary adjustment provisions and representation and warranties. The Bigger Warrants are exercisable for a five year period following their issuance date.

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Registration Rights

Pursuant to the Bigger Settlement Agreement, the Company shall promptly file a registration statement for shares of the Company’s Common Stock equal to 150% of the shares initially issuable upon exercise of the Bigger Notes (the “Registrable Bigger Securities”), which filing shall be no later than ten (10) business days after the execution of the Settlement Agreement. The Company shall diligently take all steps necessary for the registration statement to become effective as soon as practicable and shall thereafter maintain the registration statement until the Registrable Bigger Securities are sold. Upon receiving notification from the SEC that either the registration statement relating to the Registrable Bigger Securities have received a “no review” from the SEC or that the SEC has no additional comments to the registration statement, the Company will take all action necessary to ensure that the registration statement has been declared effective within two business days of either such notification.

Anti-Takeover Effects

Our second amended and restated certificate of incorporation and amended and restated bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our second amended and restated certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our second amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our amended and restated bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than three (3) nor more than seven (7) directors.

Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our second amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

The affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles Two, Seven, Eight and Nine of our Second Amended and Restated Certificate of Incorporation.

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Our amended and restated bylaws may be amended or repealed and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

Listing

Our Common Stock and warrants are listed on Nasdaq under the symbols “SHOT” and “SHOTW”, respectively.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our Common Stock offered in this Offering is ClearTrust, LLC.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

51

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on our behalf by The Sichenzia Ross Ference Carmel LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our financial statements as of December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of M&K CPAs, PLLC (“M&K”), an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. Our financial statements as of December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of M&K, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at https://www.safetyshotofficial.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

52

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the SEC on March 28, 2025.

●	Our Quarterly Report on Form 10-Q for the three months ended March 30, 2024, six months ended June 30, 2024, and nine months ended on September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024, and November 14, 2024, respectively;

●	Our Current Reports on Form 8-K, filed with the SEC January 03, 2024, January 05, 2024, January 16, 2024, January 17, 2024, January 19, 2024, February 02, 2024, February 06, 2024, February 14, 2024, February 15, 2024, February 22, 2024, February 27, 2024, February 28, 2024, March 01, 2024, March 04, 2024, March 13, 2024, March 13, 2024, March 18, 2024, March 19, 2024, March 20, 2024, March 28, 2024, April 5, 2024, April 09, 2024, April, 22, 2024, April 26, 2024, May 03, 2024, May 06, 2024, May 13, 2024, May 14, 2024, May 15, 2024, May 30, 2024, June 03, 2024, June 04, 2024, June 05, 2024, June 06, 2024, June 25, 2024, June 26, 2024, June 27, 2024, June 28, 2204, July 08, 2024, July 15, 2024, August 02, 2024, August 05, 2024, August 12, 2024, August 16, 2024, August 28, 2024, August 29, 2024, September 05, 2024, September 06, 2024, September 19, 2024, September 24, 2024, September 26, 2024, September 30, 2024, October 09, 2024, November 1, 2024, November 6, 2024, November 13,2024, November 14, 2024, December 10, 2024, December 12, 2024, December 20, 2024, January 3, 2025, January 8, 2025, January 10, 2025, January 21, 2025, January 23, 2025, January 24, 2025, January 31, 2025, February 3,2 025, February 4, 2025, February 7, 2025, February 10, 2025, February 24, 2025, February 26, 2025, February 28, 2025, March 4, 2025, and March 31, 2025.

We also incorporate by reference the information contained in all other documents we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of the initial registration statement and prior to the effectiveness of this registration statement and prior to the completion of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Safety Shot, Inc.

1061 E. Indiantown Rd., Suite. 110

Jupiter, FL 33477

(561) 244-7100

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. The selling stockholder is not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

53

SAFETY SHOT, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Safety Shot, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Safety Shot, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its consolidated operations and its cash flows for the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 1 to the financial statements, the Company has suffered net losses from operations in current and prior periods and the Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audits Matter

The critical audit matter communicated below are matter arising from the current period audits of the consolidated financial statements that were communicated or required to be communicated to the audits committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating he critical audits matter below, providing separate opinions on the critical audits matter or on the accounts or disclosures to which they relate.

Evaluation of Intangible Assets

As discussed in Note 2 and 8 to the consolidated financial statements, the Company acquired intangible assets through an asset purchase agreement in 2023. At each reporting period, certain intangible assets are required to be assessed annually for impairment based on the facts and circumstances at that time. Auditing management’s evaluation of intangible assets can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determine the impairment evaluation of intangible assets.

/s/ M&K CPAS, PLLC

www.mkacpas.com

We have served as the Company’s auditor since 2019.

The Woodlands, Texas

March 28, 2025

F-2

Safety Shot, Inc.

Consolidated Balance Sheets

December 31, 2024 and 2023

	2024	2023
Assets
Cash	$348,816	$3,833,349
Marketable Securities	54,720	842,976
Inventory	233,510	795,824
Accounts and other receivables	283,561	5,585
Prepaid expenses and deposits	920,189	1,469,733
Investment in Yerbae Brands	225,000	-
Investment in SRM & Affiliates	3,000	657,183
Other current assets	-	86,174
Note Receivable	511,557	-
Total current assets	2,580,353	7,690,824

Right of Use assets	299,722	479,027
Intangible assets, net of amortization	4,364,321	4,511,057
Fixed assets, net of depreciation	94,007	28,272
Total assets	$7,338,403	$12,709,180

Liabilities and Shareholders’ Equity
Accounts payable	$2,218,810	$1,493,809
Convertible notes	5,250,000	1,500,000
Current portion of lease liability	212,964	214,752
Accrued expenses	1,433,245	269,152
Accrued liabilities	234,360	60,450
Covid-19 SBA Loan	47,928	48,974
Total current liabilities	9,397,307	3,587,137

Long-term portion lease liability	114,148	304,907
Total liabilities	9,511,455	3,892,044

Preferred stock, $0.001 par value, 100,000 shares authorized, of which none are issued and outstanding	-	-
Common stock, $0.001 par value, 250,000,000 shares authorized, of which 62,640,314 and 45,634,154 shares were issued and outstanding as of December 31, 2024 and 2023	62,640	45,634
Additional paid-in capital	110,856,719	73,726,987
Common stock payable	1,997,936	725,230
Accumulated deficits	(115,090,347)	(65,680,715)
Total Shareholders’ Equity (Deficit)	(2,173,052)	8,817,136

Total Liabilities and Shareholders’ Equity	$7,338,403	$12,709,180

The accompanying notes are an integral part of these financial statements.

F-3

Safety Shot, Inc.

(Formerly known as Jupiter Wellness, Inc.)

Consolidated Statement of Operations

For the Years Ended December 31, 2024 and 2023

	2024	2023
Revenue
Sales	$701,967	$202,670
Cost of Sales	3,147,724	277,127
Gross profit (loss) from continuing operations	(2,445,757)	(74,457)

Operating expense
General and administrative expenses	39,611,915	12,524,869
Total operating expenses	39,611,915	12,524,869

Other income / (expense)
Interest income	57,602	57,340
Interest expense	(175,927)	(171,433)
Other income / (expense)	(5,373,426)	(1,243,676)
Unrecognized gain / (loss) on equity investment	(862,407)	(864,418)
Total other income (expense)	(6,354,158)	(2,222,187)

Net (loss) from continuing operations	$(48,411,830)	$(14,821,513)

Income (loss) from discontinued operations	(997,802)	(261,528)

Net (loss)	$(49,409,632)	$(15,083,041)

Deemed Dividend	(2,293,301)	-
Loss attributable to shareholders	$(51,702,933)	(15,083,041)
Net (loss) per share:
Basic	$(0.91)	$(0.49)
Diluted	$(0.91)	$(0.49)
Loss per share attributed to common shareholders	$(0.95)	$-

Weighted average number of shares
Basic	54,441,190	30,877,804
Diluted	54,441,190	30,877,804

The accompanying notes are an integral part of these financial statements.

F-4

Safety Shot, Inc.

(Formerly known as Jupiter Wellness, Inc.)

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2024 and 2023

	Treasury Shares		Common Stock		Common Stock	Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	Payable	In Capital	Deficits	Total
Balance December 31, 2022	-	-	22,338,888	$22,339	$477,000	$53,763,929	$(50,597,674)	$3,665,594
Shares issued in Public Offering	-	-	4,315,787	4,316	-	3,446,359	-	3,450,675
Shares issued -payable for services	-	-	1,675,000	1,675	-	676,259	-	677,925
Shares issued for services and stock payable	-	-	300,000	300	248,230	191,700	-	440,230
Purchase of intangible asset	-	-	5,000,000	5,000	-	2,463,500	-	2,468,500
Warrant conversions related to offerings	-	-	10,266,845	10,267	-	8,877,570	-	8,887,837
Warrant conversions related to promissory notes	-	-	1,200,000	1,200	-	1,117,200	-	1,118,400
Deconsolidation of SRM Entertainment and change to equity method of accounting	-	-	-	-	-	551,757	-	551,757
Fair value of price reduction on conversion price for notes and warrants	-	-	-	-	-	1,120,333	-	1,120,333
Fair value of options granted to employees	-	-	-	-	-	39,444	-	39,444
Fair value of warrants granted for services	-	-	-	-	-	364,960	-	364,960
Promissory note conversion	-	-	537,634	537	-	499,463	-	500,000
Fair value of warrants granted for services	-	-	-	-	-	545,703	-	545,703
Fair value of options granted for services	-	-	-	-	-	68,819	-	68,819
Net Loss	-	-	-	-	-	-	(15,083,041)	(15,083,041)
Balance December 31, 2023	-	-	45,634,154	$45,634	$725,230	$73,726,987	$(65,680,715)	$8,817,136
Shares issued in Private Placements for cash	-	-	8,130,837	8,131	-	10,617,388	-	10,625,519

Shares issued for services	-	-	2,727,436	2,727	642,750	3,431,573	-	4,077,050
Shares issued -payable for settlement	-	-		-	875,000	-	-	875,000
Shares issued for employee bonus	-	-	750,000	750	-	1,042,500	-	1,043,250
Shares issued for option exercises	-	-	153,000	153	-	75,847	-	76,000
Shares issued for Warrant conversions	-	-	2,996,127	2,996	-	3,959,718	-	3,962,714
Deconsolidation of Caring Brands						943,722		943,722
Shares issued from Stock in connection with extinguishment of convertible notes	-	-	2,248,760	2,249	(245,044)	2,045,229	-	1,802,434
Fair value of options granted	-	-	-	-	-	15,013,755	-	15,013,755
Issuance of Warrants	-	-	-	-	-	2,293,301	-	2,293,300
Deemed Dividends	-	-	-	-	-	(2,293,301)	-	(2,293,300)
Net Loss	-	-	-	-	-	-	(49,409,632)	(49,409,632)
Balance December 31, 2024	-	-	62,640,314	$62,640	$1,997,936	$110,856,719	$(115,090,347)	$(2,173,052)

The accompanying notes are an integral part of these financial statements.

F-5

Safety Shot, Inc.

(Formerly known as Jupiter Wellness, Inc.)

Consolidated Statement of Cash Flows

For the Years Ended December 31, 2024 and 2023

	2024	2023
Cash flows from continuing operating activities:
Net (loss)	$(48,411,830)	$(14,821,513)
Depreciation & Amortization	428,828	214,142
Gain on sale of fixed assets	-	(23,308)
Fair value of stock-based compensation	5,120,300	1,118,155
Fair value of options issued for services	15,013,755	108,263
Fair value of warrants issued for services	-	910,663
Fair value of shares issued from Convertible note extinguishment	(84,219)	1,120,333
Unrealized loss on equity investment	599,155	864,418
Realized gain/loss on sale of marketable securities	269,723	(238,834)
Unrealized loss on marketable securities	101,088	1,511,488
Bad debt expense	89,328	7,022
Gain on sale of SRM stock	(431,972)	-
Accrued losses on settlements	7,389,092	-
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Prepaid expenses and deposits	635,718	(1,045,861)
Right of Entry asset	179,305	164,950
Accounts receivable	(367,304)	367,024
Inventory	562,314	(608,004)
Other assets	-	(86,174
Accounts payable	725,001	(255,750)
Accrued expenses	284,517	141,842
Lease liability	(192,547)	(164,170)
Net cash (used in) continuing operating activities	(18,089,748)	(10,715,314)

Cash flows from discontinued operating activities:
Income (loss) from discontinued operations	(997,802)	(261,528)
Reclassification of assets and liabilities to held for sale	-	863,065
Cash provided from discontinued operations	(997,802)	601,537

Cash flows from investing activities:
Cash paid for purchase of assets	(87,162)	(106,153)
Cash paid for investment	(739,557)	-
Cash paid for marketable securities	-	(545,130)
Cash paid for purchase of intangible assets	-	(2,200,000)
Cash paid for SRM Inc.	-	(390,478)
Cash received from SRM Ltd. loan repayment	-	1,534,814
Cash received for sale of marketable securities	490,000	869,834
Net change to value of marketable securities	-	467,966
Cash paid for intangible assets	417,445	-
Purchase of equipment	(85,665)	-
Proceeds from sale of assets	-	39,100
Net cash (used in) investing activities	(4,939)	(330,047)

Cash flows from financing activities:
Cash received upon exercise of options	76,000	-
Cash received upon warrant conversions	3,962,714	13,456,912
Deconsolidation of subsidiary	943,722	-
Shares issued for private placements	10,625,519	-
Loans to affiliates	-	(699,952)
Borrowings on debt	-	199,097
Payments on debt	-	(156,436)
Net cash (used in) provided by financing activities	15,607,955	12,799,621

Net increase (decrease) in cash and cash equivalents	(3,484,534)	2,355,797

Cash and cash equivalents at the beginning of the period	3,833,349	1,477,552

Cash and cash equivalents at the end of the period	$348,816	$3,833,349

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash items:
Reclassification of Held to Maturity investments to Marketable Securities	$-	$3,417,100
Shares issued from stock payable for services	$113,500	$192,000
Shares issued for GBB asset purchase	$175,000	$2,468,500
Reclassification for SRM Ltd deconsolidation	$-	$146,800
Conversion of promissory note for common stock	$1,542,457	$500,000
Common stock issued from stock payable on extinguishment of debt	$245,044	-
Common stock issued from stock payable on convertible note	$344,196	$-

The accompanying notes are an integral part of these financial statements.

F-6

Safety Shot, Inc.

(Formerly known as Jupiter Wellness, Inc.)

Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

Note 1 - Organization and Business Operations

Safety Shot Inc. (NASDAQ: SHOT) was formerly known as Jupiter Wellness Inc. In August 2023 the Company acquired certain assets of GBB Drink Lab Inc which included the blood alcohol detox drink Safety Shot, an over-the-counter drink that can lower blood alcohol content to allow recovery from the effects of alcohol at a rate faster than would occur normally. Concurrently with the purchase, the Company changed its name to Safety Shot, Inc. and changed its NASDAQ trading symbol to SHOT. The Company launched Safety Shot in December 2023.

Safety Shot has a well-established clinical development infrastructure and fits within the Company’s existing over-the-counter health and wellness products. The Company will continue its current products line as an operating division and is committed to supporting health and wellness by developing innovative solutions to a range of conditions. We take pride in our research and development of over-the-counter (OTC) products and intellectual property, which aim to address some of the most prevalent health and wellness concerns today. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema creams, vitiligo solutions, and sexual wellness products, that cater to different health and wellness needs. We are dedicated to staying up-to-date with the latest scientific research and technology, ensuring that our products are effective, safe, and meet the highest industry standards.

To achieve our mission, we rely on a team of highly skilled and experienced professionals who are committed to advancing our vision of health and wellness. Our team includes scientists, researchers, product developers, and business experts who collaborate to create new products and enhance existing ones. We also partner with industry leaders and organizations to leverage the latest technologies and expand our reach.

We generate revenue through various channels, including the sales of our OTC and consumer products. Our products are available through various retailers and e-commerce platforms, making them accessible to a broad customer base. Additionally, we collaborate with other companies to license our intellectual property, creating additional revenue streams and expanding our global presence.

Segment Reporting

The Company operates as a single reportable segment. The Chief Operating Decision Maker (CODM) (our CEO, Jarrett Boon) reviews the financial performance of the company on a consolidated basis and makes decisions regarding resource allocation at that level. As a result, the company has determined that it operates in a single operating segment in accordance with Accounting Standards Codification (ASC) 280, Segment Reporting. The company’s product is a dietary drink supplement. Revenues from external customers are derived from e-commerce, distributors, and direct to retail consumers. The company only operates in the United States.

Going Concern Consideration

As of December 31, 2024 and 2023, the Company had accumulated deficits of $115,090,347 and $65,680,715, respectively, and cash flow used in operations of $18,089,748 and $10,715,314 for the years ended December 31, 2024 and 2023. The Company has incurred and expects to continue to incur significant costs in pursuit of its expansion and development plans. At December 31, 2024 and 2023, the Company had $348,816 and $3,833,349, respectively, in cash and working capital of a negative $6,816,953 and a positive $4,303,687, respectively. These conditions have raised doubt about the Company’s ability to continue as a going concern as noted by our auditors, M&K CPAS, PLLC.

Note 2 – Significant Accounting Policies Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Jupiter Wellness Investments, Inc., a Florida corporation, and for the period from January 1, 2022 to August 14, 2023, SRM Entertainment, Limited, a Hong Kong private limited company, which was sold effective August 14, 2923. All intercompany accounts and transactions have been eliminated.

F-7

Debt Extinguishment and Modification

Any changes or modification to debt instruments must be examined to determine if the modification has any significant effect. If the changes or modifications are material, the change or modification must be accounted for as an extinguishment. If determined to be an extinguishment, the change or modification to the original debt is derecognized and a new debt is recognized. Any difference in the fair value is recognized as a gain or loss on extinguishment.

Deconsolidation

The Company will use Deconsolidation Accounting upon the loss of control of a subsidiary determined to be less than 50% owned. Upon deconsolidation, the Company will no longer present the subsidiary’s assets, liabilities, and results of operations in its consolidated financial statements. If the Company owns more than 20% but less than 50% the Company will continue to report under the Equity Method.

Discontinued Operations

The Company adopted the FASB Accounting Standards Update No. 2014-08 Discontinued Operations requiring entities to reclassify assets and liabilities of a discontinued operation for all comparative periods presented in the statement of financial position. Effective August 14, 2023, the Company sold SRM Entertainment Ltd, (“SRM”) a wholly owned subsidiary. Financial statements preceding the effective date of the sale have been reclassified to reflect the respective SRM assets and liabilities as being held for sale and the operations of SRM are reflected a discontinued operation.

Effective September 24, 2024, the Company sold Caring Brands Inc., (“CBI”) a wholly owned subsidiary. Financial statements preceding the effective date of the sale have been reclassified to reflect the respective CBI assets and liabilities as being held for sale and the operations of CBI are reflected a discontinued operation.

Equity Method for Investments

Investments in unconsolidated affiliates, which the Company exerts significant influence but does not control or otherwise consolidate, are accounted for using the equity method. Equity method investments are initially recorded at cost. These investments are included in investment in joint ventures in the accompanying consolidated balance sheets. The Company’s share of the profits and losses from these investments is reported in loss from equity method joint venture in the accompanying consolidated statements of operations. The Company monitors its investments for other-than-temporary impairment by considering factors such as current economic and market conditions and the operating performance of the investees and records reductions in carrying values when necessary.

Asset Purchases

The Company accounts for an acquisitive transaction determined to be an asset purchase based on the cost accumulation and allocation method, under which the costs to purchase the asset or set of assets are allocated to the assets acquired. No goodwill is recorded in connection with an asset purchase.

Investments in Marketable Securities

The Company’s Marketable Securities are considered Held-For-Trading (“HFT”) or Trading Assets. HTF- Trading securities are valued at their fair value when purchased/sold, and any unrealized gains or losses are recorded periodically on financial reporting dates as other income or loss.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-8

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of December 31, 2024 and 2023.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write- offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting. In connection with the re-branding and marketing of the Sure Shot beverage and change in the size of the individual cans from a 12 oz can to a 4oz can, the Company wrote off a total of $2,269,580 of inventory, consisting of finished products, labels, packaging, containers, etc. during the year ended December 31, 2024. During the year ended December 31, 2023, the Company had expired inventory write-downs of $23,794.

Investments Held-to-Maturity

Investments that the Company’s management has the “positive intent and ability” to hold through maturity are classified and accounted for as hold-to- maturity investments (“HTM”). HTM investments are carried at amortized cost in the financial statements. For investments classified as HTM, no unrealized gains and losses will be recognized in financial statements.

Sale of SRM Entertainment, Inc.

On December 9, 2022, The Company entered into a stock exchange agreement (the “Exchange Agreement”) with SRM Entertainment, Inc. (“SRM”) to govern the separation of SRM from the Company. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and the separation of SRM the Company. The separation as set forth in the Amended and Restated Exchange Agreement with Jupiter closed August 14, 2023. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, SRM issued to the Company 6,500,000 shares of SRM Common Stock (representing 79.3% of SRM’s outstanding shares of Common Stock) in exchange for 2 ordinary shares of SRM Ltd owned by the Company (representing all of the issued and outstanding ordinary shares of SRM) (the “Share Exchange”). On August 14, 2023, SRM consummated its Initial Public Offering (“IPO”), pursuant to which it sold 1,250,000 shares of its common stock at a price of $5.00 per share. In connection with the Share Exchange and SRM’s IPO, the Company distributed 2,000,000 shares of SRM’s common stock to the Company’s stockholders and certain warrant holders (out of the 6.5 million shares issued in May 2023) which occurred on the effective date of the Registration Statement but prior to the closing of the IPO. Following such distribution, the Company owned 4.5 million of the 9,450,000 shares of common stock outstanding of SRM. At December 31, 2024, the Company held 2,613,342 shares of SRM (less than 20%) which are considered marketable securities.

F-9

Trading Securities

Securities that the Company intends to sell are classified as trading securities. Trading securities are carried at fair value with gains and losses recognized in current period earnings.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

	For the Year Ended December 31,
	2024	2023
Numerator:
Net (loss) from continuing operations	$(48,411,830)	$(14,821,513)

Income (loss) from discontinued operations	(997,802)	(261,528)
Net (loss)	$(49,409,632)	$(15,083,041)
Deemed Dividend	(2,293,301)	-
Loss attributable to shareholders	$(51,702,933)	(15,083,041)
Denominator:
Denominator for basic earnings per share - Weighted- average common shares issued and outstanding during the period	54,441,190	30,877,804
Denominator for diluted earnings per share	54,441,190	30,877,804
Basic (loss) per share	$(0.91)	$(0.49)
Diluted (loss) per share	$(0.91)	$(0.49)
Loss per shares attributed to common shareholders	$(.95)	-

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or through a distributor (collectively the “customers”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

F-10

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. During the year ended December 31, 2024 and 2023, the Company recognized no allowance for doubtful collections.

Impairment of Long-Lived Assets

We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Goodwill and Intangible Assets

Goodwill is tested for impairment at a minimum on an annual basis. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value. If the reporting unit does not pass the qualitative assessment, then the reporting unit’s carrying value is compared to its fair value. The fair values of the reporting units are estimated using market and discounted cash flow approaches. Goodwill is considered impaired if the carrying value of the reporting unit exceeds its fair value. The discounted cash flow approach uses expected future operating results. Failure to achieve these expected results may cause a future impairment of goodwill at the reporting unit.

Intangible assets consist of patents and trademarks, purchased customer contracts, purchased customer and merchant relationships, purchased trade names, purchased technology, and non-compete agreements. Intangible assets are amortized over the period of estimated benefit using the straight-line method and estimated useful lives ranging from one to twenty years. No significant residual value is estimated for intangible assets. We evaluate long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate.

Foreign Currency Translation

Assets and liabilities in foreign currencies are translated using the exchange rate at the balance sheet date, while revenue and expense accounts are translated at the average exchange rates prevailing during the period. Equity accounts are translated at historical exchange rates. Cumulative gains and losses from foreign currency transactions and translation for the years ended December 31, 2024 and 2023 were not material.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $ 271,719 and $100,591 for the years ended December 31, 2024, and 2023, respectively.

F-11

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant- date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 tax year which would be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2024 and 2023 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $14,660,582 and $8,658,484 less a valuation allowance in the amount of approximately $14,660,582 and $8,658,484.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-12

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, enhancing segment reporting requirements under ASC 280. This ASU aims to provide investors with more detailed information about a public entity’s reportable segments, including those with a single reportable segment. The Key Provisions include :

1.	Enhanced Expense Disclosures: Public entities must now disclose significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included in each reported measure of segment profit or loss.

2.	Disclosure of Other Segment Items: Entities are required to disclose an amount for “other segment items” by reportable segment, representing the difference between reported segment revenues and the sum of significant segment expenses and the reported measure of segment profit or loss. A qualitative description of the composition of these other segment items is also required.

3.	Interim Reporting Requirements: All annual disclosures about a reportable segment’s profit or loss and assets, including the new disclosures introduced by ASU 2023-07, must now be provided in interim periods as well.

4.	Single Reportable Segment Entities: Public entities with a single reportable segment are explicitly required to provide all segment disclosures mandated by ASC 280, including those introduced by ASU 2023-07. This clarification ensures that users receive comprehensive information about the entity’s operations and performance.

5.	Disclosure of CODM Information: Entities must disclose the title and position of the CODM and explain how the CODM uses the reported measure(s) of segment profit or loss in assessing performance and allocating resources.

These amendments are effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. The Company adopted the ASU for the year ended December 31, 2024.

Note 3 - Accounts and other receivables

At December 31, 2024 and 2023, the Company had accounts and other receivables of $283,561 and $5,585, respectively. At December 31, 2024, the $83,561 accounts receivable were from current customers and the other receivable of $200,000 was a credit refund from a vendor.

Note 4 - Prepaid Expenses and Deposits

At December 31, 2024, the Company had prepaid expenses and deposits of $920,189, consisting of $193,074 of raw materials, prepaid insurance of $260,943, security deposits of $55,116 and other prepaids of $411,056. At December 31, 2023 the Company had $1,469,733, consisting of $1,073,823 of raw materials related to a two million can Safety Shot beverage production run, prepaid insurance of $56,335 and other prepaids of $339,575.

Note 5 - Inventory

At December 31, 2024 and 2023, the Company had inventory of $233,510 and $795,824, consisting of finished goods, raw materials and packaging supplies.

F-13

Note 6 - Marketable Securities

At December 31, 2022, the Company had invested $2,908,300 in Jupiter Wellness Sponsor LLC (“JWSL”), a limited liability company formed for the sole purpose of sponsorship of Jupiter Wellness Acquisition Corp. (“JWAC”), a special purpose acquisition company (“SPAC”) and an unconsolidated subsidiary. Mr. Brian John, our CEO, is the managing member of JWSL and was the Chief Executive Officer of JWAC.

JWAC filed a Current Report on Form 8-K filed with the Securities Exchange Commission on May 2, 2023. JWAC’s stockholders approved JWAC’s business combination with Chijet Inc. and its affiliates including Chijet Motor Company Inc. (collectively “Chijet”), at its Special Meeting of Stockholders held on May 2, 2023 and closed the transaction on June 1, 2023. As a result, on June 27, 2023, the Company received a total of 1,662,434 shares of restricted common stock of Chijet (Nasdaq: CJET) in exchange for its Loans. In August 2023, the Company received 96,000 additional shares of Chijet due to downside protection clauses in the business combination agreements.

In May 2023, the Company purchased 48,000 shares of JWAC (now Chijet) common stock for $508,800 and in September and October 2023, the Company purchased an additional 18,200, shares for $36,330.

During the year ended December 31, 2023 the Company sold 271,679 Chijet shares for a realized gain of $238,834.

At December 31, 2023 the Company, the Company held 1,200,821 common shares of Chijet (the “CJET Shares”) are considered trading securities and are categorized as marketable securities on the balance sheet. At December 31, 2023 the CJET Shares had a combined fair market value of $842,976 had a combined unrealized loss of $1,511,488 which is included in other income/loss.

In connection with the Chijet transaction, our CEO Brian John is “entitled to a twenty percent (20%) bonus based on the net profits realized from any investment made by the Company.” At June 30, 2023 the Company had recorded a contingent liability of $233,377 payable to Brian in this regard. Subsequent to June 30, 2023, Mr. John agreed to receive 267,500 shares of restricted Chijet shares in lieu of any bonuses payments related to the transaction.

At December 31, 2024, the Company did not hold any shares of Chijet.

Note 7 - Investment in and Loans to Affiliates

On December 9, 2022, The Company entered into a stock exchange agreement (the “Exchange Agreement”) with SRM Entertainment, Inc. (“SRM”) to govern the separation of SRM from the Company. On May 26, 2023, we amended and restated the Exchange Agreement (the “Amended and Restated Exchange Agreement”) to include additional information regarding the distribution and the separation of SRM the Company. The separation as set forth in the Amended and Restated Exchange Agreement with Jupiter closed August 14, 2023. Pursuant to the Amended and Restated Exchange Agreement, on May 31, 2023, SRM issued to the Company 6,500,000 shares of SRM Common Stock (representing 79.3% of SRM’s outstanding shares of Common Stock) in exchange for 2 ordinary shares of SRM Ltd owned by the Company (representing all of the issued and outstanding ordinary shares of SRM) (the “Share Exchange”). On August 14, 2023, SRM consummated its Initial Public Offering (“IPO”), pursuant to which it sold 1,250,000 shares of its common stock at a price of $5.00 per share. In connection with the Share Exchange and SRM’s IPO, the Company distributed 2,000,000 shares of SRM’s common stock to the Company’s stockholders and certain warrant holders (out of the 6.5 million shares issued in May 2023) which occurred on the effective date of the Registration Statement but prior to the closing of the IPO. Following such distribution, the Company owned 4.5 million of the 9,450,000 shares of common stock outstanding and SRM. At December 31, 2024, the Company held 2,613,342 shares of SRM representing approximately 16% of the issued and outstanding common shares of SRM.

At December 31, 2022, the Company had an outstanding unsecured, non-interest bearing loan receivable balance of $1,482,673 from SRM Entertainment, Ltd, its wholly owned subsidiary. On September 1, 2022, the loan was converted to a six percent (6%) interest-bearing promissory note (the “Note”) due on the earlier of: (i) September 30, 2023 or (ii) the date on which the Company consummates an initial public offering of its securities. During the nine months ended September 30, 2023, the Company accrued $55,847 interest expense on the Note. The total balance of $1,538,520 ($1,482,673 note and $55,847 interest) due Jupiter was paid from proceeds SRM’s Initial Public Offering (“IPO”) on August 14, 2023.

On September 23, 2024, in anticipation of the acquisition of Yerbae Brands Corp. (“Yerbae”) described in detail in the “ITEM 1. BUSINESS, Recent Developments” section of this document (the “Acquisition”), the Company entered into a loan agreement with Yerbae whereby it agreed to provide a loan in the aggregate principal amount of up to $500,000.  In further preparation for the Acquisition, on December 10, 2024, the Company entered into a Letter of Intent (“LOI”) whereby it agreed to fund up to $3,000,000 in Yerbae payables upon payment due date to Yerbae’s vendors and suppliers.  The Company has paid $225,000 towards the $3,000,000 committed pursuant to the LOI.

F-14

Note 8 - Intangible Assets

SRM Entertainment

Effective August 14, 2023 the Company spun-off 52% of SRM Ltd, formerly a wholly-owned subsidiary, into a public company in exchange for shares of SRM Inc. common stock. The fair value of the 4,609,166 shares of common stock SRM Inc. received (net of dividend shares to the Company’s shareholders) was $1,521,025. As a result, the Company will no longer consolidate SRM Ltd in its financial statements and the intangible assets have been de-consolidated. The deconsolidation produced a loss to the Company of $409,549. At December 31, 2023, the Company owned 48% of SRM Inc. (see Note 6 above) and used the equity method of accounting for its ownership in SRM Inc. The Company recorded $864,418 as its share of SRM losses from the date of separation to December 31, 2023. During the quarter ended March 31, 2024, the Company sold 350,000 shares of SRM with a cost basis of % 57,452 and recognized SRM losses of $599,155, which reduced the carrying value of SRM to $0.00.

Summary of deconsolidation loss:

Goodwill and Intangibles	$1,042,151
Net assets of SRM Ltd at deconsolidation	189,866
Equity of SRM Ltd	698,557
Effect of deconsolidation	1,930,574
Fair value of Consideration	(1,521,025)
Loss on deconsolidation	$(409,549)

Summary of Changes to Equity Method Investment

Fair value of Consideration	$1,521,025
Equity in SRM losses	(864,418)
Balance, December 31, 2023	$657,183
Sale of shares of SRM common stock	(57,452)
Equity in SRM losses	(599,155)
Balance, December 31, 2024	$-0-

F-15

Safety Shot Acquisition

On July 10, 2023, the Company entered into an Asset Purchase Agreement (the “APA”) with GBB Drink Lab, Inc. (“GBB”) under the terms of which the Company acquired certain assets of GBB (the “Purchased Assets”) which included the patents for a blood alcohol detox drink Safety Shot, an over-the- counter drink that can lower blood alcohol content to allow recovery from the effects of alcohol at a rate faster than would occur normally. The purchase price was 5,000,000 shares of the Company’s restricted common stock, valued at $2,468,500, plus $200,000 in cash and additional amounts based upon achieving certain benchmarks. At the time of purchase GBB had no employees, no revenues and no operations and reported its only asset was intellectual property. Using guidance provided under the FASB Accounting Standards Update No. 2017-01, Clarifying the Definition of a business, the transaction was accounted for as a single asset purchase and the entire purchase price of $2,668,500 was allocated to the patents. The APA also contains two earn-out provisions that entitle GBB to additional consideration for the Purchased Assets in the maximum amount of $5,500,000 as follows: (i) in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000 from exercises of the Company’s $1.00 Warrants at an exercise price of $1.00 per Common Share (“Milestone 1”), the Company shall pay to the Seller $2,500,000 payable in cash; and (ii) in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $14,000,000 from exercises of the Company’s outstanding July 2021 Warrants at an exercise price of $1.40 per Common Share (“Milestone 2” and collectively with Milestone 1, the “Earn-Out Milestones” and individually, an “Earn-Out Milestone”), the Company shall pay to the Seller an additional $3,000,000 in cash. In December 2023, the Company paid an additional $2,000,000 under the earn-our provisions which was allocated to the patents. As of December 31,2024, GBB is entitled to an additional payment of $175,000 under Milestone (i).

The patents will be amortized over twelve years (the remaining 12-year life of the patents). During the years ended December 31, 2024 and 2023, the Company recognized $407,400 and $157,443 of amortization expense.

Summary of transaction and carrying value:

Purchase price:		Allocation of Purchase price:
Cash	$2,460,664	Patents	$4,929,164
Fair value of stock issued	2,468,500	Accumulated Amortization	(564,843)
	$4,929,164	Balance	$4,367,321

Note 9 - Accrued Expense and Other Accrued Liabilities

At December 31, 2024 and December 31, 2023, the Company had accrued expenses on the convertible notes below of $1,433,245 and $269,152, respectively. At December 31, 2024 and December 31, 2023, the Company had accrued liabilities totalling $ 234,360 and $60,450, respectively.

Note 10 - Convertible Notes Payable

On April 20, 2022, the Company entered into a $1,500,000 Loan Agreement and a $500,000 Loan Agreement (collectively the “Agreements”). Pursuant to the Agreements, the Company issued two Convertible Promissory Notes in the principal amounts of $1,500,000 and $500,000 (the “Notes”). In connection with the Notes the Company issued Common Stock Purchase Warrants for 1,100,000 shares and 360,000 shares of the Company’s common stock (the “Warrants”). The Notes originally had a maturity date of October 20, 2022, but has been extended to January 31, 2024. In connection with the Notes, the Company issued a total of 250,000 shares as Origination Shares valued at fair market value of $277,500. There is no beneficial conversion feature since the conversion price is greater then the fair value of the shares. The Accrued interest and note converted to stock was paid in full on September 30, 2024.

F-16

The Notes have an original issuance discount of five percent (5%), $10,000 in legal fees, an interest rate of eight percent (8%), and a conversion price of $2.79 per share, subject to an adjustment downward if the Company is in default of the terms of the Notes. The Warrants have a five (5) year term, an exercise price of $2.79 per share, have a cashless conversion feature until such time as the shares underlying the Warrants are included in an effective registration and certain anti-dilution protection.

The fair value of origination shares and warrants issued in connection with the 2022 Note totals $984,477.

Interest expense for the year ended December 31, 2024 on the Notes totals $175,927. Total interest expense for the year ended December 31, 2023, totaled $171,433.

During the year ended December 31, 2023, the Notes were amended to change the conversion price of the Notes and exercise price of all outstanding warrants was reduced to $0.93 pursuant to down round protection provisions in the loan and warrant agreements and to extend the Notes to January 31, 2024. The change on the Notes conversion rate was a change from $2.79 and the change to the outstanding warrants exercise price was on 500,000 warrants with $6.00 price, 1,460,000 at $2.79 and 800,000 at $1.00. The amendment is considered a material modification of the Notes and the Company has used extinguishment accounting to account for the change. The fair value of the additional shares underlying the Note conversion and warrant exercise using the reduced conversion and exercise price was measured using the Black-Scholes valuation model. The fair value of the conversion feature totals $923,603 and the fair value of the warrants totals $196,730. The total loss on extinguishment of $1,120,333 has been included in other gains and losses. In December 2023, the $500,000 Note was converted into 537,634 shares of the Company’s common stock as payment of the principal in full. In September 30, 2024, the remaining balance of $1,500,000 was converted to stock and paid in full.

On January 20, 2025 the Company entered into a convertible note agreement with Bigger Capital LLP (i) a secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Bigger Note”); and (ii) a convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Convertible Bigger Note,” and, together with the Secured Convertible Bigger Note, the “Bigger Notes”). The Bigger Settlement Agreement is filed herein as Exhibit 10.32. The Secured Convertible Bigger Note is filed herein as Exhibit 4.5 and the Convertible Bigger Note is filed herein as Exhibit 4.6. The notes entered were due to a legal settlement and no cash was received. This amount was recorded as a loss on settlement.

The following table sets forth a summary of the principal balances of the Company’s convertible promissory notes activity for the years ended December 31, 2024 and 2023:

Principal Balance, December 31, 2023	$1,500,000
Note converted to stock – paid in full	(1,500,000)
Convertible Note issued in settlement to Bigger Capital	$5,250,000
Principal Balance, December 31, 2024	$5,250,000

Note 11 - Covid-19 SBA Loans

During the year ended December 31, 2020, the Company applied for and received $55,700 under the Economic Injury Disaster Loan Program (“EIDL”), which is administered through the Small Business Administration (“SBA”). During 2021, the SBA notified the Company that the terms of the EIDL are a term of 30 years and an interest rate of 3.75%. The balance of the EIDL at December 31, 2024 and 2023 was $48,974 and $47,533, respectively.

Note 12 - Capital Structure

Preferred Stock - The Company is authorized to issue a total of 100,000 shares of preferred stock with par value of $0.001. No shares of preferred stock are issued and outstanding.

Common Stock - The Company is authorized to issue a total of 250,000,000 shares of common stock with par value of $0.001. As of December 31, 2024 and 2023, there were 62,640,314 and 45,634,154 shares of common stock issued and outstanding, respectively.

F-17

Year ended December 31, 2023 issuances:

Shares issued in Public Offering

Concurrently to the PIPE Agreement and Offering of Stock Warrants (see Note 13 below), the Company entered into a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”). The Common Stock was issued pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333- 267644) and declared effective on November 9, 2022. The aggregate gross proceeds to the Company from both the PIPE Offering and the RD Offering were approximately $4.1 million, with the purchase price of one share, one 3-year warrant and one 5-year warrant as $0.95. The net proceeds were

$3,450,675.

Shares issued for services

During the year ended December 31, 2023, the Company entered into Consulting Agreements under the terms of which the Company issued 1,675,000 shares of its common stock. The shares were issued at their respective fair value based on the Company’s Nasdaq closing price of the shares on the date of the issuance of the shares. The Company recognized $677,925 as stock-based compensation in the year ended December 31, 2023.

Shares issued for stock payable

During the year ended December 31, 2023, the Company issued 300,000 shares which were included in Common Stock Payable at December 31, 2022 with a fair value of $192,000. In connection with two Consulting Agreements, the Company had not issued 450,000 shares with a fair value of 440,230 which are included in common stock payable.

Shares issued for purchase of assets

In July 2023, the Company entered into an Asset Purchase Agreement for the purchase of intellectual property relating to Safety Shot (see Note 9). The purchase price included the issuance of 5,000,000 shares of the Company’s restricted common stock.

Shares issued for exercise of warrants related to promissory notes

In August 2023, the Company issued a total of 1,200,000 shares upon exercise of warrants related to the Promissory Notes described in Note 11. The Company received $1,118,400 for the exercise.

Shares issued for exercise of warrants related to the Pipe transaction

Beginning in August 2023, the certain holders of warrants related to the Company’s IPO and PIPE transaction above, exercised a portion of their warrant holdings and the Company issued a total 10,266,845 shares of its common stock upon exercise. The Company received $8,887,837 for the exercise.

Shares issued for conversion of promissory note

In December 2023, a $500,000 convertible promissory note was converted into 537,634 shares of the Company’s restricted common stock.

F-18

Year ended December 31, 2024 issuances:

Shares issued in Private Placement for Cash

During the year ended December 31, 2024, the Company had three take-down under its S-3 Registration Statement under which the Company issued a total of 8,130,837 unrestricted shares of its common stock with a fair value of $10,625,519.

Shares issued for services

During the year ended December 31, 2024 the Company issued a total of 2,727,436 restricted shares of its common stock for services for a total fair value of $4,077,050

Shares issued for employee bonuses

During the year ended December 31, 2024, the Company issued a total of 750,000 restricted shares of its common stock for employee bonuses for a total fair value of $1,043,250.

Shares issued for option exercises

During the year ended December 31, 2024, the company issued a total of 153,000 restricted shares of its common stock for cash payments of $76,000 for options exercised.

Shares issued for warrant conversions

During the year ended December 31, 2024, the Company issued a total of 2,996,127 restricted shares of its common stock for cash payments of $3,962,714 for warrant conversions.

Shares issued from stock in connection with extinguishment of convertible notes

During the year ended December 31, 2024, the Company issued a total of 2,248,760 restricted shares of its common stock for a fair value of $1,802,434 for extinguishment of convertible notes.

The following table sets forth the issuances of the Company’s shares of common stock for the year ended December 31, 2024 and 2023 as follows:

Balance December 31, 2022	22,338,888
Public offering	4,315,787
Shares issued for stock payable	300,000
Shares issued for services	1,675,000
Stock issued for asset purchase	5,000,000
Stock issued for conversion of warrants related to Notes	1,200,000
Stock issued in connection with note conversion	537,634
Stock issued for conversion of warrants related to IPO	10,266,845
Balance December 31, 2023	45,634,154
Shares issued in Private Placements for cash	8,130,837
Shares issued for services	2,727,436
Shares issued for employee bonuses	750,000
Shares issued for option exercises	153,000
Shares issued for Warrant conversions	2,996,127
Shares issued from Stock in connection with extinguishment of convertible notes	2,248,760
Balance December 31, 2024	62,640,314

F-19

Common Stock Payable

During the year ended December 31, 2023, the Company issued 300,000 shares for valued at $192,000 from stock payable and entered into two agreements for inducement for $326,730 and three agreements for services totaling $113,500. The balance at December 31, 2023 was $725,230.

During the year ended December 31, 2024, the Company issued $358,543 in stock out of the 2023 balance and the Company entered into agreements to issue stock with a fair value of $756,250 for 625,000 shares of stock and a settlement agreement for the cash value of $875,000 for 1,594,097 shares of stock. The balance at year end December 31, 2024 is $1,997,936.

Note 13 - Warrants and Options

Warrants

During the year ended December 31, 2024, the Company reached a settlement with Bigger Capital Fund LP, (“Bigger”) for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024 (see Note 14). Under the terms of the Settlement the Company agreed to cancel 1,656,050 original warrants with an exercise price of $1.40 held by Bigger in exchange for 5,332,889 “exchange” warrants with an exercise price of $0.4348. The fair value of the exchange warrants is $2,732,329 which is offset by the unamortized value of $439,028 of the original warrants.

Reporting Date	Relative Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
1/17/25	$2,732,329	5	$0,4348	$0,5435	161%	0.0442

PIPE Warrants: On January 19, 2023, in a private placement, the Company entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 9,260,361 common stock warrants (the “PIPE Offering”) at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants,”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share, with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering. On February 15, 2023, the Company filed an S-1 Registration Statement (File No. 333-269794) covering the underlying shares of the Warrants.

	Relative	Term	Exercise	Market Price on Grant	Volatility	Risk-free
Reporting Date	Fair Value	(Years)	Price	Date	Percentage	Rate
01/23/23	$2,311,614	3	$1.00	$0.65	287%	0.0388
01/23/23	$2,602,996	5	$1.00	$0.65	371%	0.0361

During the year ended December 31, 2023, the Company entered into four Investor Relations Consulting Agreements under the terms of which the Company issued a total of 1,000,000 five-year warrants, with an exercise price between $1.00 and $1.40. The Company recorded an expense of $364,960 in connection with this issuance.

	Relative	Term		Market Price on	Volatility	Risk-free
Reporting Date	Fair Value	(Years)	Exercise Price	Grant Date	Percentage	Rate
08/10-08/21/23	$364,960	5	$1.00 -1.40	$0.87-1.18	151%	0.0421-0465
10/05/23	$545,703	5	$1.00-6.00	$1.05	152%	.0468

F-20

The following tables summarize all warrants outstanding as of December 31, 2024 and 2023, and the related changes during the period. Exercise price is the weighted average for the respective warrants at end of period.

	Number of Warrants	Wtd. Average Exercise Price

Balance at December 31, 2022	15,958,126	1.81
Warrants issued in Public Offering	9,260,554	0.93
Warrants issued for services	1,000,000	2.69
Warrants exercised in connection with Convertible notes	(1,200,000)	(0.93)
Warrants exercised in connection with PIPE	(10,266,845)	(0.93)
Balance at December 31, 2023	14,751,835	$2.00
Warrants cancelled in the Bigger Settlement	(1,656,050)	(1.40)
Warrants issued in the Bigger Settlement	5,332,889	0.43
Warrants issued in a private placement	3,370,787	0.89
Warrant conversions	(2,996,127)	(1.32)
Balance at December 31, 2024	18,803,334	$1.52

Warrants Exercisable at December 31, 2024	18,803,334	$1.52

Stock Options

During the year ended December 31, 2024, the Company granted a total of 5,555,000 five-year options to employees of the Company of which 1,435,000 have vesting schedule from one to three years with an exercise price between $1.06 and $2.01 and 4,120,000 which vested immediately upon grant with an exercise price of $1.79. During the same period, the Company also granted a total of 5,120,000 five-year options to consultants to the Company, which have vesting schedule from six months to one year with an exercise price between $1.00 and $2.32. The total fair value of the options is $17,372,444. The fair value of the options is being amortized over the vesting period. The Company recognized $14,735,228 expense related to the options for the year ended December 31, 2024.

The fair value of these options were measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date. For options granted to employes, we use a plain vanilla Black-Scholes calculation to calculate fair value with standard market inputs.

	Number of	Term		Grant	Market Price on Volatility
Reporting Date	Options	(Years)	Exercise Price	Date	Percentage	Fair Value
1/16 – 6/26/24	5,555,000	2.5	$1.06 – 1.96	$1.06 – 1.96	119% - 121%	$6,734,613
1/17 – 9/10/24	5,120,000	5-10	$1.00 – 2.37	$1.00 – 2.37	155% - 162%	10,637,831

During the year ended December 31, 2023, the Company entered into five employment and director agreements under the terms of which the Company issued 400,000 five-year options, with quarterly vesting, with an exercise price between $0.49 and $1.13 and 50,000 three-year options, immediately vesting with an exercise price of $0.46. The total fair value of the options $202,638. The fair value of the options is being amortized over the vesting period. The Company recognized $39,444 expense for the year ended December 31, 2023.

The fair value of these options was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

	Number of	Term		Grant	Market Price on Volatility
Reporting Date	Options	(Years)	Exercise Price	Date	Percentage	Fair Value
7/10-8/18/23	450,000	3-5	$0.46-1.13	$0.46-1.13	158-160%	$271,547

At December 31, 2024 the Company had 18,521,166 options outstanding.

	Options	Wtd. Ave. Ex Price
Balance at December 31, 2022	7,515,166	$1.19
Options exercised	-	-
Options Granted	550,000	0.91
Balance at December 31, 2023	8,065,166	1.17
Options exercised	(219,000)	(0.42)
Options Granted	10,675,000	1.99
Balance at December 31, 2024	18,521,166	$1.65

F-21

Note 14 - Commitments and Contingencies

The Company entered into a new office lease Effective July 1, 2021. The primary term of the lease is five years with one renewal option for an additional three years. Minimum annual lease payments for the primary term and one renewal are as follows:

Primary Period	Amount	Amount During Renewal Period	Amount
July 1 to June 30, 2022	$180,456	July 1 to June 30, 2027	$240,662
July 1 to June 30, 2023	$201,260	July 1 to June 30, 2028	$247,882
July 1 to June 30, 2024	$224,330	July 1 to June 30, 2029	$255,319
July 1 to June 30, 2025	$229,312
July 1 to June 30, 2026	$233,653

Under the new standard for lease reporting, the Company recorded a Right of Use Asset (“ROU”) and an offsetting lease liability of $870,406 representing the present value of the future payments under the lease calculated using an 8% discount rate (the current borrowing rate of the company). The ROU and lease liability are amortized over the five-year life of the lease. The unamortized balances at December 31, 2023 were ROU asset of $479,027, current portion of the lease liability of $214,752 and non-current portion of lease liability of $304,907. The unamortized balances at December 31, 2024 were ROU asset of $299,722, current portion of the lease liability of $212,964 and non-current portion of lease liability of $114,148.

Additionally, the Company recognized accreted interest expense of $34,655 and $49,010 and rent expense of $267,735 and $213,960 for the lease during the year ended December 31, 2024 and 2023, respectively.

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

On November 30, 2023, Intracoastal Capital, LLC (“Intracoastal”) filed a lawsuit against the Company in the New York County Supreme Court, alleging that (i) the Company is in breach of a common stock warrant issued to Intracoastal on or about July 26, 2021, and (ii) that the Company should be ordered by the court to deliver to Intracoastal 330,619 free trading shares of Company common stock (the “Intracoastal Litigation”). The Intracoastal Litigation seeks compensatory damages in an amount no less than $2 million, in addition to liquidated damages and attorney’s fees. On January 14, 2025, the Company settled all issues and claims relating to the Intracoastal Litigation pursuant to the terms of the Intracoastal Settlement Agreement. Under the Intracoastal Settlement Agreement, the Company agreed to issue to Intracoastal Capital the following: (i) the Intracoastal Settlement Shares and (ii) a settlement payment of $175,000. The number of Intracoastal Settlement Shares shall be the greater of the Initial Share Amount or the Adjusted Share Amount. The Intracoastal Settlement Agreement is filed herein as Exhibit 10.33.

On September 5, 2023, “Sabby” Volatility Warrant Master Fund Ltd. filed a lawsuit against the Company in the federal district court for the Southern District of New York case captioned Sabby Volatility Warrant Master Fund Ltd. v. Jupiter Wellness, Inc., No.1:23-cv-07874-KPF (the “Litigation”). Sabby’s initial complaint in the Litigation alleges that the Company’s delayed spin-off and distribution of the common stock of “SRM” Entertainment. Inc. give rise to claims of breach-of-contact, promissory estoppel, and negligent misrepresentation. On November 10, 2023, Jupiter sought judicial permission to move to dismiss Sabby’s complaint, arguing that Sabby had no legal right to the delayed distribution occurring on the original record date, and that regardless, no law requires the Company to compensate Sabby for the costs of covering its short position against the Company. In response, the Court allowed the parties to bypass that dismissal motion briefing so long as Sabby filed an amended complaint by December 15, 2023.

Sabby seeks compensatory damages estimated to exceed $500,000. The Company has filed a motion to dismiss Sabby’s amended complaint and is awaiting the Court’s ruling. The Company intends to vigorously defend itself against Sabby’s claims and does not believe that the Litigation’s ultimate disposition or resolution will have a material adverse effect on the Company’s financial position, results of operations or liquidity. The case was dismissed with prejudice by the federal district court for the Southern District of New York on September 23, 2024. On October 10, 2024, Sabby filed an appeal of the Southern District’s dismissal to the United States Court of Appeals for the Second Circuit. The Company is awaiting the decision from the Court of Appeals for the Second Circuit.

On February 9, 2024, “Sabby” Volatility Warrant Master Find Ltd. sued the Company in the federal district court for the Southern District of New York, case captioned, Sabby Volatility Warrant Master Fund Ltd. v. Safety Shot, Inc., No. 1:24-cv-920-NRB (the “Litigation”). Sabby’s initial complaint alleges that the Company has improperly refused to honor Sabby’s exercise of a Warrant to acquire 2,105,263 shares of common stock. On March 8, 2024, Sabby filed an amended complaint. The Company has answered the amended complaint is due on March 29, 2024. Sabby seeks “liquidated and compensatory damages in an amount to be proven at trial,” including compensatory damages “estimated to be at least $750,000,” liquidated damages “estimated to be at least $600,000,” specific performance, attorneys’ fees, expenses and costs. The Company intends to vigorously defend itself against Sabby’s claims and does not believe that the Litigation’s ultimate disposition or resolution will have a material adverse effect on the Company’s financial position, results of operations or liquidity.

On January 16, 2024, 3i LP (“3i”), filed a lawsuit against the Company in the Supreme Court of the State of New York in the County of New York, case captioned, 3i LP v. Safety Shot, Inc. No. 650196/24 (the “Litigation”). The case stems from the Company’s alleged denial of 3i’s attempt to exercise certain warrants and states causes of action for actual damages and liquidated damages in an amount of approximately $380,000. The Company filed its answer to the complaint on or about March 7, 2024. The Company intends to defend itself vigorously against Sabby’s claims and does not believe that the Litigation’s ultimate disposition will have a material adverse effect on the Company’s financial position, results of operations or liquidity.

On January 10, 2024, Bigger Capital Fund, L.P. (“Bigger Capital”), filed a lawsuit against the Company in the Supreme Court for the State of New York, Case No. 650148/2024 (the “Bigger Litigation”). The Litigation stemmed from the Company’s warrant to purchase 1,656,050 shares of Company common stock issued to Bigger Capital on July 20, 2021, and asserts causes of action for Breach of Contract, Specific Performance and Declaratory Relief. Pursuant to the Bigger Litigation, Bigger capital sought compensatory damages of $3 million, liquidated damages in an estimated amount of $4 million, specific performance, attorney’s fees and declaratory relief.

F-22

On January 20, 2025, the Company entered into the Bigger Settlement Agreement. In exchange for a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024. Pursuant to the Bigger Settlement Agreement, the Company agreed to pay or issue to Bigger Capital the following: (i) pay Bigger Capital $375,000; (ii) issue a secured convertible note in the principal amount of $1.75 million maturing on December 31, 2026 (the “Secured Convertible Bigger Note”); (iii) a convertible note in the principal amount of $3.5 million maturing June 30, 2025 (the “Convertible Bigger Note,” and, together with the Secured Convertible Bigger Note, the “Bigger Notes”); and (iv) 5,332,889 shares of common stock issuable upon the exercise of common stock purchase warrants to purchase shares of common stock of the Company at an exercise price of $0.4348 per share (the “Bigger Warrants”). A significant shareholder of the Company and Bigger Capital entered into a voting agreement in favor of Bigger Capital in addition to the Bigger Settlement Agreement. The Bigger Settlement Agreement is filed herein as Exhibit 10.32. The Secured Convertible Bigger Note is filed herein as Exhibit 4.5 and the Convertible Bigger Note is filed herein as Exhibit 4.6.

On or about January 18, 2024, Alta Partners, LLC, (“Alta”) filed a lawsuit against the Company in the federal district court for the Southern District of New York, case captioned, Alta Partners, LLC v. Safety Shot, Inc. No. 24-cv-373 (S.D.N.Y.) (the “Litigation”). The Litigation stems from the Company’s warrant to purchase shares of Company common stock and asserted causes of action for Breach of Contract Breach of the Implied Covenant of Good Faith and Fair Dealing (in the alternative) and violation of Section 11 of the Securities Act of 1933. The Litigation sought compensatory general and liquidated damages in an amount to be proven at trial. On or about January 29, 2025, the Company settled the Litigation by agreeing to pay $350,000 in exchange for a release of all claims by Alta.

On December 8, 2023, the Company filed a lawsuit against Capybara Research (“Capybara”), Igor Appelboom (“Appelboom,” and together with Capybara Research, the “Capybara Parties”) and Accretive Capital LLC d/b/a Benzinga (“Capybara Parties and Accretive, together, the “Capybara Defendants”) in the United States District Court for the Southern District of New York. The Company’s complaint alleges that (i) the Capybara Parties are liable for securities fraud to the Company for making false representations that were made to manipulate the price of the Company’s common stock to the benefit of the Capybara Parties, and (ii) the Capybara Defendants are liable for tortious interference with prospective business relations to the Company by misleading the investing public to—absent a legitimate basis and, instead, for the benefit of the Capybara Defendants—take short positions against Company common stock to wrongfully depress the price of the same. On March 18, 2024, the United District Court for the Southern District of New York, awarded the Company a Default Judgment in its lawsuit against Capybara Research and Igor Appelboom for Securities Fraud and Tortious Interference for the defendants’ defamatory, unfounded and malicious article titled, Safety Shot Exposed $SHOT, Boca Raton Snake Oil: Unraveling the Fraud behind the Drink and Its Dubious Origins. In a separate settlement agreement, Defendant Accreative Capital LLC d/b/a Benzinga, agreed to retract and remove the defamatory story from its website and cease from any future publication.

On March 18, 2024, the United District Court for the Southern District of New York, awarded the Company a Default Judgment in its lawsuit against Capybara Research and Igor Appelboom for Securities Fraud and Tortious Interference for the defendants’ defamatory, unfounded and malicious article titled, Safety Shot Exposed $SHOT, Boca Raton Snake Oil: Unraveling the Fraud behind the Drink and Its Dubious Origins. In a separate settlement agreement, Defendant Accreative Capital LLC d/b/a Benzinga, agreed to retract and remove the defamatory story from its website and cease from any future publication.

On January 19, 2024, Coachella Music Festival, LLC filed a lawsuit against the Company in the federal district court for the Central District of California, Case No. 2:24-cv-537 (the “Litigation”). The Litigation asserts causes of action for Trademark Infringement under 15 U.S.C. Section 1114; False Designation of Origin under 15 U.S.C. Section 1125; False Advertising under 15 U.S.C. Section 1125; violations of Cal. Bus. & Prof. Code Sections 17200 & 17500; Inducement of Trespass; Conversion; and Trespass to Chattels. The Litigation seeks injunctive relief, profits resulting from the Company’s alleged infringement, the value of a Coachella beverage sponsorship, costs of corrective advertising, attorney’s fees and punitive damages. On or about February 26, 2024, the parties reached a settlement in this matter. As part of the settlement, the Company agreed to terminate all activities in connection with the Festival, and stipulated to the entry of a permanent injunction and final judgment and a monetary payment that does not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 15 - Subsequent Events

Subsequent to December 31, 2024, the Company issued a total of 3,586,119 shares of its common stock, consisting of 500,000 shares for services and the balance upon conversion of warrants.

Subsequent to December 31, 2024, The Company had developments in certain legal and litigation matters which are included and detailed in Legal Proceedings above.

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2024 to the date these financial statements were issued and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

F-23

23,885,404 Shares of Common Stock

Safety Shot, Inc.

PROSPECTUS

_________________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$355
Legal fees and expenses	$25,000
Accounting fees and expenses	$6,000
Printing and Miscellaneous Expenses	$0
Total	$31,355

Item 15. Indemnification of Directors and Officers

Safety Shot, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Our bylaws, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

As permitted by the DGCL, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 16. Exhibits

Exhibit No.	Description

(a)	Exhibits.
1.1*	Form of Underwriting Agreement, incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
3.1*	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.1 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.2*	Bylaws, incorporated herein by reference to Exhibit 2.2 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.3*	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
3.4*	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
3.5*	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.5 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.1*	Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
4.2*	Representative’s Warrant, incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.3*	Form of Warrant included in Unit, incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.4*	Form of Warrant Agent Agreement, incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
4.5*	Form of Secured Convertible Note between the Company and Bigger Capital LLC
4.6*	Form of Convertible Note between the Company and Bigger Capital LLC

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4.7*	Form of Warrant between the Company and Bigger Capital LLC
4.8*	Form of Convertible Note between the Company and Bigger Capital LLC
4.9	Form of Warrant (included as Exhibit 4.1 in the Current Report filed with the SEC on February 10, 2025, and incorporated herein by reference).
5.1	Opinion of Sichenzia Ross Ference LLP
10.1*	Common Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.2*	Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019, incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.3*	Independent Director’s Contract between the Company and Timothy G. Glynn, dated March 13, 2019, incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.4*	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019, incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement filed with the SEC on July 14, 2020).
10.5*	Employment Agreement with Douglas O. McKinnon, dated August 5, 2019, incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement filed with the SEC on July 14, 2020).
10.6*	Form of Regulation A Subscription Agreement, incorporated herein by reference to Exhibit 4.1 to Jupiter Wellness, Inc.’s Form 1-A/A filed with the Securities and Exchange Commission on August 19, 2019.
10.7*	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019, incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
10.8*	Employment Agreement with Brian John, dated February 1, 2020, incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.9*	Employment Agreement with Richard Miller, dated February 1, 2020, incorporated by reference to Exhibit 10.9 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.10*	2020 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.11*	Confidential Membership Interest Purchase Agreement dated February 20, 2020 by and between Jupiter Wellness, Inc., Magical Beasts LLC. and Krista Whitley, incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.12*	Sales Distribution Agreement dated February 20, 2020 between Jupiter Wellness Inc. and Ayako Holdings, Inc., incorporated by reference to Exhibit 10.12 of the Company’s Registration Statement filed with the SEC on June 17, 2020.
10.13*	Distribution Agreement, dated November 5, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 9, 2020.
10.14*	Endorsement Agreement, dated November 10, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 19, 2020.
10.15*	Share Exchange Agreement, dated November 30, 2020, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2020.
10.16*	Independent Director’s Agreement, dated January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 26, 2021.
10.17*	Omnibus Amendment dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.18*	First Amendment to Common Stock Option Agreement dated January 25, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2021.
10.19*	Employment Agreement dated as of January 20, 2021, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2021.
10.20*	Securities Purchase Agreement dated September 20, 2024, incorporated by reference to the Company’s Current Report on Form 8-K, filed with SEC on September 24, 2024.
10.21*	Form of Stock Option Agreement, dated between the Company and Wall and Broad Capital, LLC dated September 6, 2024.
10.22*	Loan Agreement dated May 11, 2021, by and between the Company and Greentree Financial Group, Inc., incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.
10.23*	Form of Greentree Warrant dated May 10, 2021, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.

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10.24*	Form of Promissory Note, incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2021.
10.25*	Loan Agreement between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.26*	Promissory Note between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.27*	Warrant Agreement between Jupiter Wellness, Inc. and Greentree Financial Group, dated April 20, 2022, incorporated by reference to the Exhibit 10.3 of Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2022.
10.28*	Form of Greentree - Amendment No. 2 to convertible loan agreement, convertible promissory note, and warrants, incorporated by reference to the Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2023.
10.29*	Form of L&H - Amendment No. 2 to convertible loan agreement, convertible promissory note, and warrants, incorporated by reference to the Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the SEC on September 15, 2023.
10.30*	Form of L&H Warrant
10.31*	Form of Greentree Warrant
10.32*	Form of Settlement Agreement between the Company and Bigger Capital LLC
10.33*	Form of Settlement Agreement between the Company and Intracoastal Capital, LLC
10.34*	Form of Consulting Agreement between the Company and Blue Capital S.A., LLC
10.35*	Form of Securities Purchase Agreement dated January 17, 2025
10.36*	Arrangement Agreement between the Company and Yerbaé Brands Corp.
10.37*	Equity Disbursement Agreement between the Company and Maxim Group LLC
10.38*	Separation and Exchange Agreement between the Company, Caring Brands, Inc., a Nevada corporation, and Caring Brands, Inc, a Florida corporation.
10.39*	Consulting Agreement between Core 4 Capital Corp.
10.40*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated August 30, 2024.
10.41*	Form of Warrant between the Company and Core 4 Capital Corp.
10.42*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated June 27, 2024.
10.43*	Form of Securities Purchase Agreement between the Company and Core 4 Capital Corp. dated April 4, 2024.
10.44*	Employment Agreement between the Company and John Gulyas
10.45*	Employment Agreement between the Company and Jordon Schur
10.46*	Employment Agreement between the Company and Jarrett Boon
10.47*	Employment Agreement between the Company and Danielle De Rosa
10.48	Form of Securities Purchase Agreement dated February 4, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on February 10, 2025, and incorporated herein by reference).
10.49	Form of Securities Purchase Agreement dated February 20, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on February 26, 2025, and incorporated herein by reference).
10.50	Form of Securities Purchase Agreement dated March 13, 2025 (included as Exhibit 10.1 in the Current Report filed with the SEC on March 19, 2025, and incorporated herein by reference).
10.51	Amendment to Settlement Agreement and Mutual Release between the Company and Bigger Capital LLC
14.1*	Code of Ethics, incorporated by reference to Exhibit 14.1 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
14.2*	Corporate Governance Guidelines, incorporated by reference to Exhibit 14.2 of the Company’s Registration Statement filed with the SEC on July 14, 2020.
21.1*	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
23.1	Consent of M&K CPAS
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in signature page to this registration statement)
97.1*	Claw Back Policy, incorporated by reference to Exhibit 99.1 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
99.1*	Insider Trading Policy, incorporated by reference to Exhibit 99.2 of the annual report on Form 10-K, filed with the SEC on April 01, 2024.
107*	Fee table

* Previously filed.

Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on April 4, 2025.

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jarrett Boon, as his or her true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jarrett Boon	Director and Chief Executive Officer (Principal Executive Officer)	April 4, 2025
Jarrett Boon

/s/ *	Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2025
Danielle De Rosa

/s/ *	Director	April 4, 2025
David J. Long

/s/ *	Director and President	April 4, 2025
Jordan Schur

/s/ *	Director	April 4, 2025
Christopher Marc Melton

/s/ *	Director	April 4, 2025
Richard Pascucci

/s/ *	Director (Chairman)	April 4, 2025
John Gulyas

/s/ *	Director	April 4, 2025
Nancy Torres Kaufman

* /s/ Jarrett Boon		April 4, 2025
Jarrett Boon (as attorney-in-fact)

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